SHARE EXCHANGE AGREEMENT
THIS SHARE EXCHANGE AGREEMENT is made effective as of the 11th day of August, 2014 (the "Execution Date").
AMONG:
bBOOTH, INC. a company incorporated under the laws of the State of Nevada and having an address at 1157 North Highland Avenue, Suite C, Los Angeles, CA 90038
(the "Target")
AND:
THE SHAREHOLDERS OF THE TARGET, as listed on Schedule A attached hereto
AND:
GLOBAL SYSTEM DESIGNS, INC., a company incorporated under the laws of the State of Nevada having an address c/o 3250 Oakland Hills Court, Fairfield, CA 94534
WHEREAS:
A.            The Shareholders, including those Shareholders who acquire Target Shares in connection with the Target Private Placement or as a result of the conversion of the Target Notes, will be, on the Closing Date, the registered and/or beneficial owners of all of the issued and outstanding Target Shares;
B.            The Purchaser has made an offer to issue Consideration Shares to the Shareholders as consideration for the acquisition by the Purchaser of all of the issued and outstanding Target Shares, on the basis of one (1) Consideration Share for each outstanding Target Share as at the Closing;
C.            Upon the terms and subject to the conditions set forth in this Agreement, the Shareholders have agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Shareholders all of the Shareholders' legal and beneficial interest in the Target Shares, such that, at Closing, the Target will become a wholly-owned subsidiary of the Purchaser; and
D.            It is intended that the acquisition contemplated herein shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Code (as defined herein), and not subject the holders of the equity securities of the Target to tax liability under the Code.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Target, the Shareholders and the Purchaser (each, a "Party" and, together, the "Parties") covenant and agree as follows:
ARTICLE 1
INTERPRETATION
1.1            Definitions
In this Agreement the following words and phrases will have the following meanings:
"Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any offer, proposal, expression of interest, or inquiry, whether oral or written, from any person (other than the Purchaser or any of its Affiliates) made after the Execution Date relating to:
(a)	any direct or indirect acquisition, sale, lease, long-term supply agreement or other arrangement having the same economic effect as a sale of: (i) the assets of the Target that, individually or in the aggregate, constitute 20% or more of the fair market value of the consolidated assets of the Target; or (ii) 20% or more of any voting or equity securities of the Target;
(b)	any take-over bid, tender offer or exchange offer for any class of voting or equity securities of the Target; or
(c)	a plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Target;
"Affiliate" with respect to any specified Person at any time, means each Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under direct or indirect common control with, such specified Person at such time;
"Agreement" means this Share Exchange Agreement, and all of the schedules and other documents attached hereto, as it may from time to time be supplemented or amended;
"Applicable Law" means, with respect to any Person, any domestic (whether federal, state, territorial, provincial, municipal or local) or foreign statute, law, ordinance, rule, administrative interpretation, regulation, Order, writ, injunction, directive, judgment, decree or other requirement, all as in effect as of the Closing, of any Governmental Body  applicable to such Person or any of its Affiliates or any of their respective properties, assets, Employees, consultants or agents (in connection with such Employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates);
"Applicable Securities Laws" means all applicable securities laws in all jurisdictions relevant to the issuance of securities of the Purchaser pursuant to the terms of this Agreement;

"Associate" means with respect to any Person: (a) any other Person of which such Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities issued by such other Person, (b) any trust or other estate in which such Person has a ten percent (10%) or more beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person or who is a director or officer of such Person or any Affiliate thereof;
"Business" means the business as currently conducted by the Target;
"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Nevada, USA are authorized or required by law to close;
"Certificate" has the meaning set forth in Section 2.5;
"Closing" means the closing of the Transaction pursuant to the terms of this Agreement on the Closing Date;
"Closing Date" means the date which is mutually agreed to by the Purchaser and the Target, which will not be later than September 15, 2014, or such other date as the Target and the Purchaser may agree in writing;
"Code" means the Internal Revenue Code of 1986, as amended;
"Consideration Shares" means the fully paid and non-assessable Purchaser Shares to be issued to the Shareholders at Closing;
"Contract" means any contract, agreement, option, lease, licence, order, commitment or other instrument of any kind, whether written or oral, to which the Target is a party on the Closing Date;
"Employee" means any current, former, or retired employee, officer or director of a Person;
"Employee Contract" refers to any employment, severance, consulting or similar Contract between an Employee and any Person;
"Employee Plan" refers to any plan, program, policy, practice, Contract or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock‑related awards, fringe benefits or other benefits of any kind, whether formal or informal, funded or unfunded, and whether or not legally binding, pursuant to which a Person has, or may have, any material Liability, contingent or otherwise;
"Exchange Act" means the United States Securities Exchange Act of 1934, as amended;
"Execution Date" has the meaning set forth on page 1 of this Agreement;
"Family" with respect to an individual, includes: (a) the individual, (b) the individual's spouse, (c) any other natural person who is related to the individual or the individual's spouse within the second degree, and (d) any other natural person who resides with such individual;

"FINRA" means the Financial  Industry Regulatory Authority;
"Fee" has the meaning set forth in Section 9.19(a);
"Founding Shareholders" means, collectively, Rory Cutaia, Cutaia Media Group Trust and the 2009 Meyerson Family Trust (Aaron Meyerson) and "Founding Shareholder" means any one of them;
"GAAP" means United States generally accepted accounting principles, applied on a consistent basis with prior periods;
"Governmental Body" means any:
(a)	nation, state, county, city, town, village, district or other jurisdiction of any nature,
(b)	federal, state, provincial, local, municipal, foreign or other government,
(c)	governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal),
(d)	multi-national organization or body, or
(e)	body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature;
"Legal Requirement" means any federal, state, provincial, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty;
"Liabilities" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person;
"Lien" means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, restriction, assignment, trust or deemed trust (whether contractual, statutory or otherwise arising), title defect or objection, title retention agreement, option or encumbrance of any nature or kind whatsoever, other than: (a) statutory liens for Taxes not yet due and payable; and (b) such imperfections of title, easements and encumbrances, if any, that will not result in a Material Adverse Effect;
"Losses" means any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by the Purchaser, the Target, or the Shareholders, including damages for lost profits or lost business opportunities;

"Material Contracts" means those subsisting Contracts, oral or written, entered into by the Target, by which the Target is bound, or to which it or its respective assets are subject, which have total payment obligations on the part of the Target which reasonably can be expected to exceed $50,000 or are for a term of or in excess of one (1) year;
"Material Adverse Effect", when used in connection with an entity, means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), Liabilities, capitalization, ownership, financial condition or results of operations of such entity and any Affiliates, taken as a whole, other than any change, event, circumstance or effect to the extent resulting from: (a) the announcement of the execution of this Agreement and the transactions contemplated hereby, (b) changes in legal or regulatory conditions generally affecting the Business, except that any such change, effect, event or occurrence will be considered in determining whether there has been, or will be, a Material Adverse Effect if the same disproportionately affects the Target or the Business, (c) changes or effects that generally affect the Business, (d) changes in general economic conditions or (e) changes in GAAP;
"Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least twenty percent (20%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least twenty percent (20%) of the outstanding equity securities or equity interests in a Person;
"Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or authority or by any arbitrator;
"Organizational Documents" means:
(a)	the articles or certificate of incorporation and the bylaws of a corporation,
(b)	any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person, and
(c)	any amendment to any of the foregoing;
"Permitted Liens" means: (a) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which is being contested in good faith by appropriate proceedings; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Laws incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (c) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (d) Liens specifically identified in the balance sheet included in the Target Financial Statements or the Purchaser Financial Statements; (e) Liens securing executory obligations under any lease that constitutes an "operating lease" under GAAP; and (vi) other Liens set forth in the Target Disclosure Statement or the Purchaser Disclosure Statement, provided, however, that, with respect to each of clauses (a) through (e), to the extent that any such Lien arose prior to the date of the balance sheet included in the Target Financial Statements and relates to, or secures the payment of, a Liability that is required to be accrued under GAAP, such Lien will not be a Permitted Lien unless adequate accruals for such Liability have been established therefor on such balance sheet in conformity with GAAP;

"Person" includes an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof;
"Pre-Split Purchaser Share Cancellation" has the meaning ascribed thereto in Section 9.5;
"Pre-Split Purchaser Shares" means the issued and outstanding shares of common stock in the capital of the Purchaser prior to the Purchaser Stock Split;
"Premises" means those premises that have been occupied or used, or are occupied or used, by the Target in connection with the Business;
"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator;
"Purchaser Accounting Date" means May 31, 2014;
"Purchaser Board" means the board of directors of the Purchaser;
"Purchaser Disclosure Statement" means the disclosure statement signed and dated by the Purchaser to be delivered by the Purchaser to the Target on: (a) the Execution Date and (b) the Closing Date;
"Purchaser Financial Statements" means the audited financial statements of the Purchaser for the years ended November 30, 2013 and 2012, and the unaudited financial statements of the Purchaser for the interim periods ended May 31, 2014 and 2013, all prepared in accordance with GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;
"Purchaser SEC Documents" has the meaning set forth in Section 4.12;
"Purchaser Shares" means the fully paid and non-assessable shares of common stock in the capital of the Purchaser, after giving effect to the Purchaser Stock Split;
"Purchaser Stock Split" means the two for one forward split of the issued and outstanding Pre-Split Purchaser Shares which is to occur prior to the Closing;
"Regulation S" means Regulation S promulgated under the Securities Act;

"Related Party" means, with respect to a particular individual:
(a)	each other member of such individual's Family,
(b)	any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family,
(c)	any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest, or
(d)	any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity), and with respect to a specified Person other than an individual:
(e)	any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person,
(f)	any Person that holds a Material Interest in such specified Person,
(g)	each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity),
(h)	any Person in which such specified Person holds a Material Interest,
(i)	any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity), and
(j)	any Related Person of any individual described in clause (f) or (g);
"Response Period" has the meaning set forth in Section 9.18(a)(ii);
"SEC" means the United States Securities and Exchange Commission;
"Securities Act" means the United States Securities Act of 1933, as amended;
"Shareholders" means all of the Shareholders of the Target as at the Closing, including: (a) the Shareholders set out in Schedule A attached hereto, and (b) all Persons who acquire Target Shares after the Execution Date in connection with the Target Private Placement or as a result of the conversion of the Target Notes;
"Stock Option Plan" means the Stock Option Plan, in the form acceptable to the Target, acting reasonably, to be adopted by the Purchaser on or prior to the Closing, authorizing the issuance of stock options to purchase up to 20% of the issued and outstanding Purchaser Shares expected to be outstanding as of the Closing, as may be adjusted from time to time based on stock splits, consolidations, dividends and similar transactions;

"Superior Proposal" means any bona fide, unsolicited, written Acquisition Proposal made by a third party after the Execution Date (and not obtained in violation of Section 9.17) that relates to the acquisition of 100% of the outstanding voting shares of the Target or substantially all of the consolidated assets of the Target; and (i) that is reasonably capable of being completed without undue delay, taking into account all financial, legal, regulatory and other aspects of such proposal and the person making such proposal; (ii) that, in the case of an Acquisition Proposal to acquire 100% of the outstanding voting shares of the Target, is made available to all shareholders of the Target on the same terms and conditions; (iii) that is not subject to a due diligence condition; (iv) that is not subject to a financing condition and in respect of which any required financing to complete such Acquisition Proposal has been demonstrated to the satisfaction of the Target Board, acting in good faith, to have been obtained or is reasonably likely to be obtained; and (vi) in respect of which the Target Board determines, in its good faith judgment, after consultation with its outside legal and financial advisors, that (a) failure to recommend such Acquisition Proposal to the Shareholders would be inconsistent with its fiduciary duties under Applicable Law; and (b) having regard for all of its terms and conditions, such Acquisition Proposal, would, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction more favourable to the Shareholders from a financial point of view than the transactions contemplated by this Agreement, after taking into account any change to the transactions contemplated by this Agreement proposed by the Purchaser;
"Target Accounting Date" means June 30, 2014;
"Target Board" means the board of directors of the Target;
"Target Disclosure Statement" means the disclosure statement of the Target to be signed and dated by the Target and delivered by the Target to the Purchaser on: (a) the Execution Date, and (b) the Closing Date;
"Target Financial Statements" means the audited financial statements of the Target for the fiscal years ended December 31, 2013 and 2012, and the unaudited financial statements for the interim periods ended June 30, 2014 and 2013, all prepared in accordance with GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;
"Target Finder's Note" means the unsecured convertible note issued to Wolverton Securities Ltd. as a finders fee in connection with the Target Note Offering;
"Target Note Offering" means the offering of Target Noteholder Notes, having an aggregate principal amount of up to $1,500,000;
"Target Noteholder Notes" means the secured convertible notes issued by the Target to the subscribers to the Target Note Offering;
"Target Notes" means, collectively, the Target Finder's Note and the Target Noteholder Notes;
"Target Private Placement" means the private placement to be arranged by the Target of Target Shares at a price $0.50 per Target Share (subject to adjustment for any splits conducted by the Target) for gross proceeds of at least $4,500,000, of which at least $3,500,000 of the net proceeds will be available to the Target for working capital purposes after deducting: (a) payment of all reasonable expenses related to completion of the Transaction incurred by the Purchaser, and (b) up to $500,000 to be allocated to a marketing/investor relations budget to be mutually agreed to by the Purchaser and the Target;

"Target Shares" means the fully paid and non-assessable shares of common stock in the capital of the Target owned by the Shareholders, being all of the issued and outstanding shares of common stock in the capital of the Target as of the Closing;
"Target Stock Split" means the 3,600 for one forward split of the issued and outstanding Target Shares which is to occur prior to: (a) the closing of the Target Private Placement, (b) the closing of the conversion of the Target Noteholder Notes, and (c) the Closing;
"Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee;
"Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax;
"Transaction" means, collectively, (a) the acquisition by the Purchaser of all of the Target Shares from the Shareholders in exchange for the issuance of the Consideration Shares to the Shareholders and (b) the Target Private Placement;
"Transaction Documents" means this Agreement and any other documents contemplated hereby; and
"U.S. Person" has the meaning ascribed thereto in Regulation S.
1.2            Schedules
The following are the schedules to this Agreement:
Schedule A                        —      List of Shareholders
Schedule B                        —      Certificate of U.S. Shareholder
Schedule C                        —      Certificate of Non-U.S. Shareholder
Schedule D                        —      Certificate of U.S. Founding Shareholder
Schedule E                        —      Certificate of Non-U.S. Founding Shareholder

1.3            Interpretation
For the purposes of this Agreement, except as otherwise expressly provided herein:
(a)	all references in this Agreement to a designated article, section or schedule is to the designated article, section or schedule of or to this Agreement unless otherwise specifically stated;
(b)	the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or schedule;
(c)	the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable to a body corporate;
(d)	the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language such as "without limitation" or "but not limited to" or other words of similar import are used with reference thereto);
(e)	all accounting terms not otherwise defined in this Agreement have the meanings assigned to them in accordance with GAAP, applied on a consistent basis with prior periods;
(f)	except as otherwise provided, any reference to a statute includes, and is a reference to, such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;
(g)	where the phrase "to the best of the knowledge of" or phrases of similar import are used in this Agreement, it will be a requirement that the Person in respect of whom the phrase is used will have made such due enquiries as are reasonably necessary to enable such Person to make the statement or disclosure;
(h)	the headings to the articles and sections of this Agreement are inserted for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;
(i)	any reference to a corporate entity includes, and is also a reference to, any corporate entity that is a successor to such entity;
(j)	the Parties acknowledge that this Agreement is the product of arm's length negotiation among the Parties, each having obtained its own independent legal advice, and that this Agreement will be construed neither strictly for nor strictly against any Party, irrespective of which Party was responsible for drafting this Agreement;

(k)	the representations, warranties, covenants and agreements contained in this Agreement will not merge at the Closing and will continue in full force and effect from and after the Closing Date for the applicable period set out in this Agreement; and
(l)	unless otherwise specifically noted, all references to currency in this Agreement are to United States dollars ($). If it is necessary to convert money from another currency to United States dollars, such money will be converted using the exchange rates in effect at the date of payment.
ARTICLE 2
PURCHASE AND SALE
2.1            Purchase and Sale of Target Shares; Exchange of Shares
Subject to the terms and conditions of this Agreement, the Purchaser irrevocably agrees to acquire the Target Shares from the Shareholders and the Shareholders irrevocably agree to exchange, assign and transfer the Target Shares to the Purchaser, free and clear of all Liens, on the terms and conditions herein set forth, in consideration for the issuance by the Purchaser of the Consideration Shares to the Shareholders, such that, at Closing, the Target will become a wholly-owned subsidiary of the Purchaser.
2.2            Consideration
As consideration for the Target Shares to be acquired by the Purchaser pursuant to the terms of this Agreement, the Purchaser will allot and issue the Consideration Shares to the Shareholders, as fully paid and non-assessable Purchaser Shares, on the basis of one (1) Consideration Share for each Target Share, in such amounts as are set out opposite each Shareholder's name in Schedule A and on an additional schedule to be delivered by the Target to the Purchaser within one (1) day prior to the Closing Date.
2.3            Fractional Securities
Notwithstanding any other provision of this Agreement, no fractional Consideration Shares will be issued in the Transaction.  In lieu of any such fractional securities, any Shareholder entitled to receive a fractional amount of Consideration Shares will be entitled to have such fraction rounded down to the nearest whole number of applicable Consideration Shares and will receive from the Purchaser a certificate representing same.
2.4            Restricted Securities
The Shareholders acknowledge that the Consideration Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under Applicable Securities Laws, and, as a result, may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement or prospectus, or pursuant to an exemption from, or in a transaction not subject to, the registration or prospectus requirements of Applicable Securities Laws and in each case only in accordance with all Applicable Securities Laws.

2.5            Exemptions
The Shareholders acknowledge that the Purchaser has advised each Shareholder that it is issuing the Consideration Shares to such Shareholder under exemptions from the prospectus and registration requirements of Applicable Securities Laws and, as a consequence, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to such Shareholder. To evidence each Shareholder's eligibility for such exemptions: (a) each Shareholder, other than the Founding Shareholders, agrees to deliver a fully completed and executed Certificate of U.S. Shareholder in the form attached hereto as Schedule B or Certificate of Non-U.S. Shareholder in the form attached hereto as Schedule C, as applicable, and (b) each Founding Shareholder agrees to deliver a fully completed and executed Certificate of U.S. Founding Shareholder in the form attached hereto as Schedule D or Certificate of Non-U.S. Founding Shareholder in the form attached hereto as Schedule E, as applicable (with the applicable certificate as described in subsections (a) or (b) being, the "Certificate"), to the Purchaser, and agrees that the representations and warranties set out in the Certificate as executed by such Shareholder will be true and complete on the Closing Date.
2.6            Pooling of the Consideration Shares
Each of the Shareholders agrees that any certificates representing their respective Consideration Shares will be deposited at Closing with Clark Wilson LLP, as escrow agent, and released in accordance with the terms of the Certificate signed by the Shareholder, which will provide, among other things, that 10% of the Consideration Shares will be released on the first anniversary of the Closing Date and 22.5% of the Consideration Shares will be released every three months thereafter, provided that, in the case of the Founding Shareholders, the Consideration Shares will also be subject to a vesting schedule as set out in the applicable Certificate.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE TARGET AND
THE FOUNDING SHAREHOLDERS
As of the Closing Date, and except as set forth in the Target Disclosure Statement, the Target, Rory Cutaia (on his own behalf and on behalf of Cutaia Media Group/Trust) and Aaron Meyerson (on behalf of the 2009 Meyerson Family Trust) make the following representations to the Purchaser and acknowledge and agree that the Purchaser is relying upon such representations and warranties, each of which is qualified in its entirety by the matters described in the Target Disclosure Statement, in connection with the execution, delivery and performance of this Agreement:

3.1            Organization and Good Standing
The Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power, authority and capacity to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under any applicable Contracts.  The Target is duly qualified to do business as a corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to be so registered would be likely to result in a Material Adverse Effect on the Target or the Business.
3.2            Capitalization
The entire authorized and issued capital stock and other equity securities of the Target are as set out in the Target Disclosure Statement.  To the Target's knowledge, all of the issued and outstanding Target Shares and other securities of the Target are owned of record and beneficially by the Shareholders, free and clear of all Liens. All of the outstanding equity securities of the Target have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding equity securities or other securities of the Target, if any, were issued in violation of any Applicable Securities Laws or any other Legal Requirement. The Target does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. There are no Contracts purporting to restrict the transfer of any of the issued and outstanding Target Shares or restricting or affecting the voting of any of the Target Shares to which the Target is a party or of which the Target or any Shareholder are aware.
3.3            Absence of Rights to Acquire Securities
Other than as set out in this Agreement or the Target Disclosure Schedule, no Person has any Contract, right or option, present or future, contingent, absolute or capable of becoming a Contract, right or option, or which, with the passage of time or the occurrence of any event could become a Contract, right or option:
(a)	to require the Target to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in its capital;
(b)	for the issue or allotment of any unissued shares in the capital of the Target;
(c)	to require the Target to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Target; or
(d)	to acquire the Target Shares or any of them.
3.4            Authority
The Target has all requisite power and authority to execute and deliver the Transaction Documents to be signed by the Target and to perform its respective obligations thereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Transaction Documents by the Target and the consummation of the transactions contemplated hereby have been duly authorized by the Target Board.

No other corporate or shareholder proceedings on the part of the Target are necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Transaction Documents when executed and delivered by the Target as contemplated by this Agreement will be, duly executed and delivered by the Target, and this Agreement is, and the other Transaction Documents when executed and delivered by the Target as contemplated hereby will be, valid and binding obligations of the Target, enforceable in accordance with their respective terms except:
(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally;
(b)	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and
(c)	as limited by public policy.
3.5            No Conflict
Except as set out in the Target Disclosure Statement, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated herein will, directly or indirectly (with or without notice or lapse of time or both):
(a)	contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Target, or any resolution adopted by the Target Board or the Shareholders;
(b)	contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Target, or any of its respective assets, may be subject;
(c)	contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by the Target or that otherwise relates to the Business of, or any of the assets owned or used by, the Target;
(d)	cause the Purchaser or the Target to become subject to, or to become liable for the payment of, any Tax;
(e)	cause any of the assets owned by the Target to be reassessed or revalued by any taxing authority or other Governmental Body;

(f)	contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract;
(g)	result in the imposition or creation of any Liens upon or with respect to any of the assets owned or used by the Target; or
(h)	require the Target to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.
3.6            Financial Statements
(a)	The Target Financial Statements:
(i)	are in accordance with the books and records of the Target;
(ii)	present fairly the financial condition of the Target as of the respective dates indicated and the results of operations for such periods; and
(iii)	have been prepared in accordance with GAAP and reflect the consistent application of GAAP throughout the periods involved.
(b)	All material financial transactions of the Target have been accurately recorded in the books and records of the Target and such books and records fairly present the financial position and the affairs of the Target.
(c)	Other than the costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated herein and the Target Noteholder Notes, the Target has no material Liabilities or obligations, net of cash, either direct or indirect, matured or unmatured, absolute, contingent or otherwise, that exceed $10,000, which:
(i)	are not set forth in the Target Financial Statements or have not heretofore been paid or discharged;
(ii)	did not arise in the regular and ordinary course of business under any Contract or plan specifically disclosed in writing to the Purchaser; or
(iii)	have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the Target Accounting Date.
(d)	Except to the extent reflected or reserved against in the Target Financial Statements or incurred subsequent to the Target Accounting Date in the ordinary and usual course of the business of the Target, the Target does not have any outstanding indebtedness or any Liabilities or obligations (whether accrued, absolute, contingent or otherwise), and any Liabilities or obligations incurred by the Target in the ordinary and usual course of business since the Accounting Date have not had a Material Adverse Effect on the Target or the Business.

(e)	Since the Target Accounting Date, there have not been:
(i)	any changes in the condition or operations of the business, assets or financial affairs of the Target which have caused, individually or in the aggregate, a Material Adverse Effect on the Target or the Business; or
(ii)	any damage, destruction or loss, labour trouble or other event, development or condition, of any character (whether or not covered by insurance), which is not generally known or which has not been disclosed to the Purchaser, which has or may cause a Material Adverse Effect on the Target or the Business.
(f)	Since the Target Accounting Date, and other than as contemplated by this Agreement or as set out in the Target Disclosure Statement, the Target has not:
(i)	transferred, assigned, sold or otherwise disposed of any of the assets shown or reflected in the Target Financial Statements or cancelled any debts or claims;
(ii)	incurred or assumed any obligation or liability (fixed or contingent);
(iii)	issued or sold any shares in its capital or any warrants, bonds, debentures or other corporate securities or issued, granted or delivered any right, option or other commitment for the issue of any such or other securities;
(iv)	discharged or satisfied any Liens, or paid any obligation or liability (fixed or contingent), other than current Liabilities or the current portion of long term Liabilities disclosed in the Target Financial Statements or current Liabilities incurred since the date thereof in the ordinary and usual course of business;
(v)	declared, made, or committed itself to make any payment of any dividend or other distribution in respect of any of its shares, nor has it purchased, redeemed, subdivided, consolidated, or reclassified any of its shares;
(vi)	made any gift of money or of any assets to any Person;
(vii)	purchased or sold any assets;
(viii)	amended or changed, or taken any action to amend or change, its Organizational Documents;
(ix)	made payments of any kind to or on behalf of either a Shareholder or any Related Parties of a Shareholder, nor under any management agreement, save and except business related expenses and salaries in the ordinary and usual course of business and at the regular rates payable;

(x)	created, incurred, assumed or guaranteed any indebtedness for money borrowed, or subjected any of the material assets or properties of the Target to any Lien of any nature whatsoever;
(xi)	made or suffered any amendment or termination of any Material Contract, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;
(xii)	suffered any damage, destruction or loss, whether or not covered by insurance, that has had or may be reasonably expected to have a Material Adverse Effect on the Target or the Business;
(xiii)	increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its Employees, directors or officers or made any increase in, or any addition to, other benefits to which any of its Employees, directors or officers may be entitled;
(xiv)	adopted, or increased the payments to or benefits under, any Employee Plan; or
(xv)	authorized or agreed or otherwise have become committed to do any of the foregoing.
(g)	The Target has no guarantees, indemnities or contingent or indirect obligations with respect to the Liabilities or obligations of any other Person, including any obligation to service the debt of or otherwise acquire an obligation of another Person or to supply funds to, or otherwise maintain any working capital or other balance sheet condition of any other Person.
(h)	The Target is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, license, permit, authorization, certification, instrument, statute, regulation, order, judgment, decree or law that would be violated or breached by, or under which default would occur, or which could be terminated, cancelled or accelerated, in whole or in part, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.
3.7            Subsidiaries
The Target has no wholly-owned or majority owned subsidiaries or Material Interest in any other Person.

3.8            Books and Records
The books of account, minute books, stock record books, and other records of the Target are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Target contain accurate and complete records of all meetings held, and corporate action taken by, the Shareholders, the Target Board, and committees thereof, and no meeting of the Shareholders, the Target Board, or any committee thereof, has been held for which minutes have not been prepared and are not contained in such minute books.  At the Closing, all of those books and records will be in the possession of the Target.
3.9            Title to Personal Property
The Target possesses, and has good and marketable title to, all personal property reasonably necessary for the continued operation of the Business as presently conducted and as represented to the Purchaser, including all assets reflected in the Target Financial Statements or acquired since the Target Accounting Date.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by the Target are owned by the Target free and clear of all Liens, except as disclosed in the Target Disclosure Statement.
3.10            Title to Real Property
The Target possesses, and has good and marketable title to, all real property and leaseholds or other such interests necessary for the continued operation of the Business as presently conducted and as represented to the Purchaser, including all real property and leaseholds reflected in the Target Financial Statements or acquired since the Target Accounting Date except to the extent that such failure to possess or have good and marketable title does not result in a Material Adverse Effect.  All such property is reasonably fit for the purposes for which such property is presently used.  All material real property and leaseholds are owned or leased by the Target free and clear of all Liens, except as disclosed in the Target Disclosure Statement.  The Target has delivered or made available to the Purchaser copies of the deeds and other instruments (as recorded) by which the Target acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of the Target relating to such property and interests.
3.11            Accounts Receivable
All accounts receivable of the Target that are reflected on the balance sheet included in the Target Financial Statements or on the accounting records of the Target as of the Closing Date have been recorded by the Target in accordance with its usual accounting practices consistent with prior periods and represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the best knowledge of the Target and the Shareholder, such accounts receivable are, or will be as of the Closing Date, current and collectible net of the respective reserves shown on the balance sheet included in the Target Financial Statements or on the accounting records of the Target.  The reserve taken for doubtful or bad debtor accounts is adequate based on the past experience of the Target and is consistent with the accounting procedures used in previous fiscal periods. There is nothing which would indicate that such reserves are not adequate or that a higher reserve should be taken.  There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any such account receivable relating to the amount or validity of such account receivable. The Target Disclosure Statement contains a complete and accurate list of all such accounts receivable as of the date of the Financial Statements, which list sets forth the aging of such accounts receivable.

3.12            Material Contracts
The Target has made available all the present outstanding Material Contracts entered into by the Target in the course of carrying on the Business.  Except as listed in the Target Disclosure Statement, the Target is not party to or bound by any other Material Contract, whether oral or written, and the contracts and agreements are all valid and subsisting, in full force and effect and unamended, no material default or violation exists in respect thereof on the part of the Target or, to the best of the knowledge of the Target, on the part of any of the other parties thereto.  The Target is not aware of any intention on the part of any of the other parties thereto to terminate or materially alter any such contracts or agreements or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any such contracts or agreements.  To the best knowledge of the Target, the continuation, validity, and effectiveness of each Material Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement.  There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Material Contract.
3.13            Tax Matters
(a)	The Target has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to all applicable statutes and other Legal Requirements. The Target has made available to the Purchaser copies of all such Tax Returns filed by the Target. Except as described in the Target Disclosure Statement, the Target has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment by the Target or for which the Target may be liable.
(b)	All Taxes that the Target is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.
(c)	All Tax Returns filed by (or that include on a consolidated basis) the Target are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Target after the Execution Date.
(d)	The Target has paid all Taxes that have become or are due with respect to any period ended on or prior to the Execution Date and has established an adequate reserve therefore in the Target Financial Statements for those Taxes not yet due and payable, except for: (i) any Taxes the non-payment of which will not have a Material Adverse Effect on the Target, and (ii) such Taxes, if any, as are listed in the Target Disclosure Statement and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Target Financial Statements.

(e)	The Target is not presently under, nor has it received notice of, any contemplated investigation or audit by any regulatory or government agency or body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the Execution Date.
(f)	The Target Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to the Target.
3.14            No Agents
Except as set forth in the Target Disclosure Statement, the Target warrants to the Purchaser that no broker, agent or other intermediary has been engaged by the Target in connection with the transactions contemplated hereby and, consequently, no commission is payable or due to a third party from the Target.
3.15            Employee Benefit Plans and Compensation; Employment Matters.
(a)	The Target has made available to the Purchaser:
(i)	correct and complete copies of all documents embodying each Employee Plan and each Employee Contract, including all amendments thereto, and copies of all documents used in connection therewith;
(ii)	the most recent annual actuarial valuations, if any, prepared for each Employee Plan;
(iii)	if the Employee Plan is funded, the most recent annual and periodic accounting of the Employee Plan assets; and
(iv)	all communications material to any Employee or Employees relating to the Employee Plan and any proposed Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Target.
(b)	The Target has performed, in all material respects, all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by another party to any Employee Plan, and all Employee Plans have been established and maintained in all material respects in accordance with their respective terms and in substantial compliance with all Applicable Laws. There are no actions, suits or claims pending, or, to the knowledge of the Target, threatened or anticipated (other than routine claims for benefits), against any Employee Plan or against the assets of any Employee Plan. The Employee Plans can be amended, terminated or otherwise discontinued after the Closing in accordance with their terms, without liability to the Target, the Purchaser or any Affiliate thereof (other than ordinary administration expenses typically incurred in a termination event). There are no audits, inquiries or proceedings pending or, to the knowledge of the Shareholder and Target threatened, by any Governmental Body.

(c)	The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under an Employee Plan, Employee Contract, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.
(d)	The Target:
(i)	is in compliance in all material respects with all Applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees;
(ii)	has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees;
(iii)	is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing;
(iv)	is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice);
(v)	has provided the Employees with all wages, benefits, stock options, bonuses, incentives and all other compensation that became due and payable through to the Execution Date; and
(vi)	represents that in the last three (3) years, no citation has been issued by any federal, state or provincial occupational safety and health board or agency against them and no notice of contest, claim, complaint, charge, investigation or other administrative enforcement proceeding involving them has been filed or is pending or, to their knowledge, threatened, against them under any federal, state or provincial occupational safety and health board or any other Applicable Law relating to occupational safety and health.

(e)	No work stoppage, labour strike or other "concerted action" involving Employees against the Target is pending or, to the knowledge of the Target, threatened. The Target is not involved in nor, to the knowledge of the Target, threatened with, any labour dispute, grievance, or litigation relating to labour, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labour practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect on the Target or the Business. The Target is not presently, nor has been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to any Employees and no collective bargaining agreement is being negotiated. There are no activities or proceedings of a labour union to organize any of the Employees.
(f)	Except as described in the Target Disclosure Statement and except for claims by Employees under any applicable workers' compensation or similar legislation which, if adversely determined, would not, either individually or in the aggregate, have a Material Adverse Effect on the Target, there are no complaints, claims or charges pending or outstanding or, to the best of the knowledge of the Target, anticipated, nor are there any orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of the Target under or in respect of any employment legislation. The Target Disclosure Statement lists all Employees in respect of whom the Target has been advised by any workers compensation or similar authority that such Employees are in receipt of benefits under workers' compensation or similar legislation. There are no appeals pending before any workers compensation or similar authority involving the Target and all levies, assessments and penalties made against the Target pursuant to workers' compensation or similar legislation have been paid. The Target is not aware of any audit currently being performed by any workers compensation or similar authority, and all payments required to be made in respect of termination or severance pay under any employment standards or similar legislation in respect of any Employee have been made.
3.16            Consents
Except as set forth in the Target Disclosure Statement, no authorization, approval, order, license, permit or consent of any Governmental Body, regulatory body, agency, other authority or any Person, including any governmental department, commission, bureau, board or administrative agency or court, and no registration, declaration or filing by the Target with any such Governmental Body, regulatory body or agency or court is required in order for the Target to:
(a)	consummate the transactions contemplated by this Agreement;
(b)	execute and deliver all of the documents and instruments to be delivered by the Shareholders under this Agreement;
(c)	duly perform and observe the terms and provisions of this Agreement; or
(d)	render this Agreement legal, valid, binding and enforceable.

3.17            Compliance with Legal Requirements
Except as set forth in the Target Disclosure Statement:
(a)	the Target is, and at all times has been, in full compliance with all of the terms and requirements of each governmental authorization required for the operation of the Business;
(b)	no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any governmental authorization required for the operation of the Business or may result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any governmental authorization required for the operation of the Business;
(c)	the Target has not received, except as set forth in the Target Disclosure Statement, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any governmental authorization, or any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any governmental authorization; and
(d)	all applications required to have been filed for the renewal of the governmental authorizations required for the operation of the Business have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such governmental authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.
3.18            Legal Proceedings
(a)	Other than as set forth in the Target Disclosure Statement, there is no pending Proceeding:
(i)	that has been commenced by or against the Target or that otherwise relates to or may affect the Business, or any of the assets owned or used by, the Target; or
(ii)	that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated herein.

(b)	To the knowledge of the Target and Shareholder, no Proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.
(c)	Except as set forth in the Target Disclosure Statement:
(i)	there is no Order to which either of the Target, the Business, or any of the assets owned or used by either of them, is subject; and
(ii)	no Employee or agent of the Target is subject to any Order that prohibits such Employee or agent from engaging in or continuing any conduct, activity, or practice relating to the Business.
3.19            Insurance
(a)	Except as set forth in the Target Disclosure Statement, all insurance policies to which the Target is a party or that provides coverage to the Target, or to any director or officer of the Target:
(i)	are valid, outstanding, and enforceable;
(ii)	are issued by an insurer that is financially sound and reputable;
(iii)	taken together, provide adequate insurance coverage for the assets and the operations of the Target for all risks normally insured against by a Person carrying on the same business as the Target;
(iv)	are sufficient for compliance with all Legal Requirements and contracts to which the Target is a party or by which is bound;
(v)	will continue in full force and effect following the consummation of the transactions contemplated herein; and
(vi)	do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Target.
(b)	The Target has not received: (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.
(c)	The Target has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which the Target is a party or that provides coverage to the Target or any director thereof.
(d)	The Target has given prompt notice to its insurers of all claims or possible claims that may be insured by any of its respective policies.

3.20            Indebtedness to Target
Except for: (a) the payment of salaries and reimbursement for out-of-pocket expenses in the ordinary and usual course, or (b) amounts disclosed in the Target Disclosure Statement or the Target Financial Statements, the Target is not indebted to the Shareholders, any Related Party of the Shareholders or any Employees of the Target, on any account whatsoever.
3.21            Certain Payments
Since the Target Accounting Date, neither the Target nor, to the Target's knowledge,  any Employee or agent of the Target, nor any other Person associated with or acting for or on behalf of the Target, has directly or indirectly:
(a)	made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services:
(i)	to obtain favorable treatment in securing business,
(ii)	to pay for favorable treatment for business secured,
(iii)	to obtain special concessions or for special concessions already obtained, for or in respect of the Target or any Related Party of the Target, or
(iv)	in violation of any Legal Requirement; or
(b)	established or maintained any fund or asset that has not been recorded in the books and records of the Target.
3.22            Undisclosed Information
(a)	The Target does not have any specific information relating to the Target which is not generally known or which has not been disclosed to the Purchaser and which could reasonably be expected to have a Material Adverse Effect on the Target or the Business.
(b)	No representation or warranty of the Target in this Agreement and no statement in the Target Disclosure Statement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
3.23            Other Representations
All statements contained in any certificate or other instrument delivered by or on behalf of the Target pursuant hereto or in connection with the transactions contemplated by this Agreement will be deemed to be representations and warranties of the Target hereunder.

3.24            Survival
The representations and warranties of the Target and the Shareholders hereunder will survive the Closing for a period of one (1) year.
3.25            Reliance
The Target and the Shareholders acknowledge and agree that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions contained in this Agreement, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser, and that no information which is now known or should be known or which may hereafter become known by the Purchaser or its officers, directors or professional advisers, on the Closing Date, will limit or extinguish the Purchaser's right to indemnification hereunder.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
As of the Closing Date and except as set forth in the Purchaser Disclosure Statement, the Purchaser makes the following representations to the Target and the Purchaser acknowledges that the Target is relying upon such representations and warranties, each of which is qualified in its entirety by the matters described in the Purchaser Disclosure Statement, in connection with the execution, delivery and performance of this Agreement, as follows:
4.1            Organization and Good Standing
The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power, authority and capacity to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under any applicable contracts.  The Purchaser is duly qualified to do business as a corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to be so registered would be likely to result in a Material Adverse Effect on the Purchaser.
4.2            Capitalization
The entire authorized capital stock of the Purchaser, as at the Execution Date, consists of 100,000,000 Pre-Split Purchaser Shares with a par value of $0.0001 per share, and 15,000,000 shares of preferred stock with a par value of $0.0001 per share, of which 5,825,000 Pre-Split Purchaser Shares and no shares of preferred stock are currently issued and outstanding. All of the outstanding equity securities of the Purchaser have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding equity securities or other securities of the Purchaser, if any, were issued in violation of any Applicable Securities Laws or any other Legal Requirement. The Purchaser does not own, or have any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. There are no agreements purporting to restrict the transfer of any of the issued and outstanding securities of the Purchaser or any Contracts restricting or affecting the voting of any of the securities of the Purchaser to which the Purchaser is a party or of which the Purchaser is aware.

4.3            Absence of Rights to Acquire Securities
Except as set out in this Agreement and the Purchaser Disclosure Statement, there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, board of director's resolutions, shareholders' resolutions or commitments obligating the Purchaser to issue any additional securities of the Purchaser, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from the Purchaser any securities of the Purchaser.
4.4            Authority
The Purchaser has all requisite corporate power and authority to execute and deliver the Transaction Documents to be signed by the Purchaser and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Transaction Documents by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by the Purchaser Board.  No other corporate or shareholder proceedings on the part of the Purchaser are necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Transaction Documents when executed and delivered by the Purchaser as contemplated by this Agreement will be, duly executed and delivered by the Purchaser and this Agreement is, and the other Transaction Documents when executed and delivered by the Purchaser as contemplated hereby will be, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms except:
(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally;
(b)	as limited by laws relating to the availability of specific performance, injunctive relief of other equitable remedies; and
(c)	as limited by public policy.
4.5            Validity of Consideration Shares Issuable upon the Transaction
The Consideration Shares to be issued to the Shareholders at Closing will, upon issuance, have been duly and validly authorized and, the Consideration Shares when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.
4.6            Non-Contravention
Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein, will:

(a)	conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any Lien upon any of the material properties or assets of the Purchaser under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, Order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its material property or assets;
(b)	violate any provision of the Organizational Documents of the Purchaser or any Applicable Laws; or
(c)	violate any Order, writ, injunction, decree, statute, rule, or regulation of any court or Governmental Body applicable to the Purchaser or any of its material property or assets.
4.7            Subsidiaries
The Purchaser has no wholly-owned or majority owned subsidiaries or material interest in any other Person.
4.8            Books and Records
The books of account, minute books, stock record books, and other records of the Purchaser are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Purchaser contain accurate and complete records of all meetings held, and corporate action taken by, the shareholders, Purchaser Board, and committees of the Purchaser Board, and no meeting of the Purchaser shareholders, the Purchaser Board, or any committee thereof, has been held for which minutes have not been prepared and are not contained in such minute books.  At the Closing, all of those books and records will be in the possession of the Purchaser.
4.9            Actions and Proceedings
Except as disclosed in the Purchaser SEC Documents and the Purchaser Disclosure Statement, to the best knowledge of the Purchaser, there is no basis for and there is no claim, charge, arbitration, grievance, action, suit, judgment, demand, investigation or Proceeding by or before any court, arbiter, administrative agency or other Governmental Body now outstanding or pending or, to the best knowledge of the Purchaser, threatened against or affecting the Purchaser which involves any of the business, property or assets of the Purchaser that, if adversely resolved or determined, would have a Material Adverse Effect on the Purchaser.  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a Material Adverse Effect on the Purchaser.

4.10            Compliance
(a)	To the best knowledge of the Purchaser, the Purchaser is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any Applicable Laws related to the business or operations of the Purchaser.
(b)	To the best knowledge of the Purchaser, the Purchaser is not subject to any judgment, Order or decree entered in any lawsuit or Proceeding applicable to its business and operations that would have a Material Adverse Effect on the Purchaser.
(c)	The Purchaser has duly filed all reports and returns required to be filed by it with Governmental Bodies and has obtained all governmental permits and other governmental consents, except as may be required after the Execution Date. All of such permits and consents are in full force and effect, and no Proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of the Purchaser, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction.
4.11            Filings, Consents and Approvals
No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or Governmental Body or any other Person is necessary for the consummation by the Purchaser of the transactions contemplated herein or to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.
4.12            SEC Filings
The Purchaser has furnished or made available to the Shareholders a true and complete copy of each report, schedule and registration statement filed by the Purchaser with the SEC (collectively, and as such documents have since the time of their filing been amended, the "Purchaser SEC Documents"). As of their respective dates, the Purchaser SEC Documents were timely filed and complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Documents.  The Purchaser SEC Documents constitute all of the documents and reports that the Purchaser was required to file with the SEC and the rules and regulations promulgated thereunder by the SEC.  As of the time it was filed with the SEC (or, if amended or suspended, by a filing prior to the Execution Date, then on the date of such filing) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The SEC has not initiated any inquiry, investigation or Proceeding in respect of the Purchaser and the Purchaser is not aware of any event and does not have any information which would result in the SEC initiating an inquiry, investigation or Proceeding or otherwise affect the registration of the securities of the Purchaser.

4.13            Financial Representations
Included with the Purchaser SEC Documents are true, correct, and complete copies of the Purchaser Financial Statements.  The Purchaser Financial Statements:
(a)	are in accordance with the books and records of the Purchaser;
(b)	present fairly the financial condition of the Purchaser as of the respective dates indicated and the results of operations for such periods; and
(c)	have been prepared in accordance with GAAP.
The Purchaser has not received any advice or notification from its independent certified public accountants that the Purchaser has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Purchaser Financial Statements or the books and records of the Purchaser, any properties, assets, Liabilities, revenues, or expenses.  The books, records and accounts of the Purchaser accurately and fairly reflect, in reasonable detail, the assets and Liabilities of the Purchaser.  The Purchaser has not engaged in any transaction, maintained any bank account, or used any funds of the Purchaser, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Purchaser.
4.14            Absence of Undisclosed Liabilities
The Purchaser has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, other than: (a) as set out in the Purchaser Financial Statements; (b) payments contemplated by this Agreement to be made by the Purchaser at Closing; and (c) reasonable accounting and legal fees of the Purchaser incurred in connection with the Transaction.
4.15            Tax Matters
(a)	As of the Execution Date:
(i)	the Purchaser has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the Execution Date, taking into account any extensions of the filing deadlines which have been validly granted to it, and
(ii)	all such returns are true and correct in all material respects.
(b)	The Purchaser has paid all Taxes that have become or are due with respect to any period ended on or prior to the Execution Date and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect on the Purchaser.
(c)	The Purchaser is not presently under and has not received notice of, any contemplated investigation or audit by any regulatory or government agency or body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the Execution Date.

(d)	All Taxes required to be withheld on or prior to the Execution Date from Employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the Execution Date, have been deposited with the appropriate Governmental Body.
(e)	To the best knowledge of the Purchaser, the Purchaser Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to the Purchaser for the accounting period ended on the Purchaser Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Purchaser Accounting Date or for which the Purchaser is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Purchaser Financial Statements.
4.16            Absence of Changes
Since the Purchaser Accounting Date, except as disclosed in the Purchaser Disclosure Statement or the Purchaser SEC Documents and except as contemplated in this Agreement, the Purchaser has not:
(a)	incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any Lien, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any Material Adverse Effect to it or any of its assets or properties;
(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;
(c)	created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of the Purchaser to any Lien of any nature whatsoever;
(d)	made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;
(e)	declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of any securities of the Purchaser or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any securities of the Purchaser;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect on its business, operations, assets, properties or prospects;
(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);
(h)	received notice or had knowledge of any actual or threatened labour trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have a Material Adverse Effect on its business, operations, assets, properties or prospects;
(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;
(j)	other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its Employees or made any increase in, or any addition to, other benefits to which any of its Employees may be entitled;
(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or
(l)	agreed, whether in writing or orally, to do any of the foregoing.
4.17            Absence of Certain Changes or Events
Since the Purchaser Accounting Date, except as and to the extent disclosed in the Purchaser SEC Documents, there has not been:
(a)	a Material Adverse Effect with respect to the Purchaser; or
(b)	any material change by the Purchaser in its accounting methods, principles or practices.
4.18            Personal Property
There are no material equipment, furniture, fixtures or other tangible personal property and assets owned or leased by the Purchaser, except as disclosed in the Purchaser SEC Documents.  The Purchaser possesses, and has good and marketable title to all property necessary for the continued operation of the business of the Purchaser as presently conducted and as represented to the Shareholders.  All such property is used in the business of the Purchaser.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by the Purchaser are owned by the Purchaser free and clear of all Liens and other adverse claims, except as disclosed in the Purchaser SEC Documents.

4.19            Employees and Consultants
The Purchaser has no Employees or consultants, other than its current directors and officers.
4.20            Real Property
The Purchaser does not own, lease or sublease any real property.
4.21            Material Contracts and Transactions
Other than as expressly contemplated by this Agreement, there are no Material Contracts to which the Purchaser is a party, except as disclosed in the Purchaser SEC Documents. Each Material Contract to which the Purchaser is a party is in full force and effect, and there exists no material breach or violation of or default by the Purchaser under any such Material Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any such Material Contract by the Purchaser.  To the best knowledge of the Purchaser, the continuation, validity and effectiveness of each Material Contract to which the Purchaser is a party will in no way be affected by the consummation of the Transaction.  There exists no actual or threatened termination, cancellation or limitation of, or any amendment, modification or change to, any such Material Contract.
4.22            Certain Transactions
Except as disclosed in the Purchaser SEC Documents, the Purchaser is not a guarantor or indemnitor of any indebtedness of any Person.
4.23            Listing and Maintenance Requirements
The Purchaser is currently quoted on the OTCQB and has not, in the 12 months preceding the Execution Date, received any notice from the OTCQB or FINRA to the effect that the Purchaser's quotation, listing or maintenance on the OTCQB is or may be terminated or suspended. No securities commission or other regulatory authority has issued any order preventing or suspending the trading of the securities of the Purchaser or prohibiting the issuance of the Consideration Shares to be delivered hereunder, and, to the Purchaser's knowledge, no Proceedings for such purpose are pending or threatened.
4.24            No Agents
The Purchaser warrants to the Shareholders that no broker, agent or other intermediary has been engaged by the Purchaser in connection with the transactions contemplated hereby, and consequently, no commission is payable or due to a third party from the Purchaser.
4.25            Undisclosed Information
(a)	The Purchaser does not have any specific information relating to the Purchaser which is not generally known or which has not been disclosed to the Target and which could reasonably be expected to have a Material Adverse Effect on the Purchaser.
(b)	To the Purchaser's knowledge, no representation or warranty of the Purchaser in this Agreement and no statement in the Purchaser Disclosure Statement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

4.26            Other Representations
All statements contained in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto or in connection with the transactions contemplated by this Agreement will be deemed to be representations and warranties by the Purchaser hereunder.
4.27            Survival
The representations and warranties of the Purchaser hereunder will survive for a period of one (1) year from the Closing Date.
4.28            Reliance
The Purchaser acknowledges and agrees that the Target and the Shareholders have entered into this Agreement relying on the warranties and representations and other terms and conditions contained in this Agreement, notwithstanding any independent searches or investigations that  have been or may be undertaken by or on behalf of the Target or the  Shareholders, and that no information which is now known or should be known or which may hereafter become known by the Target or the Shareholders or their respective professional advisers, on the Closing Date, will limit or extinguish the right to indemnification hereunder.
ARTICLE 5
CLOSING
5.1            Closing Date and Location
The transactions contemplated by this Agreement will be completed at 10:00 a.m. (Pacific Time) on the Closing Date, at such other location and time as is mutually agreed to by the Purchaser and the Shareholders.  Notwithstanding the location of the Closing, each Party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Purchaser and the Shareholders, provided such undertakings are satisfactory to each Party's respective legal counsel.
5.2            Target and Shareholders Closing Documents
On the Closing Date, the Target and the Shareholders will deliver, or cause to be delivered, to the Purchaser the documents set forth in Section 6.1 and such other documents as the Purchaser may reasonably require to effect the transactions contemplated hereby.
5.3            Purchaser Closing Documents
On the Closing Date, the Purchaser will deliver, or cause to be delivered, to the Target the documents set forth in Section 7.1 and such other documents as the Target may reasonably require to effect the transactions contemplated hereby.

ARTICLE 6
PURCHASER'S CONDITIONS PRECEDENT
6.1            Purchaser's Conditions
The obligation of the Purchaser to complete the transactions contemplated by this Agreement will be subject to the satisfaction of, or compliance with, at or before the Closing Date, the conditions precedent set forth below.  The Closing will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of the Purchaser and may be waived by the Purchaser in its sole discretion:
(a)	the representations and warranties of the Target and the Shareholders set forth in this Agreement will be true, correct and complete in all material respects as of the Closing Date and with the same effect as if made at and as of the Closing Date;
(b)	the Target and the Shareholders will have performed and complied with all of their respective material obligations, covenants and agreements required hereunder;
(c)	the Purchaser will have reviewed and approved all materials in the possession and control of the Target and the Shareholders which are germane to the decision of the Purchaser to proceed with the Transaction;
(d)	this Agreement, the Transaction Documents and all other documents necessary or reasonably required to consummate the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchaser, will have been executed and delivered to the Purchaser;
(e)	the Purchaser will be satisfied that its due diligence, analysis and other customary examinations that it has performed regarding the financial position of and the business of the Target are consistent, in all material respects, with the representations and warranties of the Target and the Shareholders set forth in this Agreement;
(f)	no injunction or restraining order of any court or administrative tribunal of competent jurisdiction will be in effect prohibiting the transactions contemplated by this Agreement and no action or Proceeding will have been instituted or be pending before any court or administrative tribunal to restrain or prohibit the transactions contemplated by this Agreement;
(g)	no claim will have been asserted or made that any Person (other than the Purchaser or the Shareholders) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Target Shares, or any other voting, equity, or ownership interest in, the Target, or (other than the Shareholders) is entitled to all or any portion of the Consideration Shares;

(h)	no Material Adverse Effect will have occurred with respect to the Business or the Target Shares;
(i)	all consents, renunciations, authorizations or approvals, including anti-trust clearance to the extent applicable, of all Governmental Parties and any other Persons which, in the Purchaser's reasonable opinion must be obtained prior to the Closing in order to give effect to the purchase of the Target Shares and the other transactions contemplated herein, will have been obtained to the Purchaser's satisfaction or in accordance with the relevant agreements, covenants or Applicable Law;
(j)	on the Closing Date, the Target's total Liabilities will not exceed $1,500,000 (including the Liabilities related to any asset acquisitions the Target may enter into prior to the Closing); and
(k)	the Purchaser will have received from the Target, the following closing documentation:
(i)	a certified copy of resolutions of the directors of the Target approving the entry into and the Closing of this Agreement, authorizing the transfer of the Target Shares to the Purchaser, the registration of the Target Shares in the name of the Purchaser, the issue of one or more share certificates representing the Target Shares registered in the name of the Purchaser and all other matters contemplated by this Agreement;
(ii)	a certificate executed by an officer of the Target certifying that: (A) the representations and warranties of the Target set forth in this Agreement are true and correct in all material respects as at the Closing Date, (B) the Target has performed and complied with all of its material obligations, covenants and agreements required hereunder, and (C) all conditions precedent of the Target for completion of the transactions contemplated herein have been satisfied or waived;
(iii)	a copy of the Target Financial Statements from the Target, and the Purchaser and its accountants will be reasonably satisfied with their review of the Target Financial Statements;
(iv)	from each Shareholder, a duly executed Certificate;
(v)	duly executed consents to act from all nominees of the Target to: (A) the Purchaser Board, and (B) all officer positions of the Purchaser;
(vi)	a certified copy of the central securities register of the Target evidencing the Purchaser as the sole registered owner of the Target Shares;
(vii)	all such instruments of transfer, duly executed, which in the opinion of the Purchaser acting reasonably are necessary to effect and evidence the transfer of the Target Shares to the Purchaser free and clear of all Liens; and
(viii)	the corporate minute books and all other books and records of the Target.

6.2            Waiver/Survival
The conditions set forth in this Article 6 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing. Notwithstanding any such waiver, the completion of the transactions contemplated by this Agreement will not prejudice or affect in any way the rights of the Purchaser in respect of the warranties and representations of the Target, Shareholder and the Shareholders in this Agreement, and the representations and warranties of the Target, Shareholder and the Shareholders in this Agreement will survive the Closing and issuance of the Consideration Shares for the applicable period set out in Section 3.24.
6.3            Covenant of the Target and the Shareholders
The Target and the Shareholders covenant to deliver all of the closing documentation set out in Section 6.1.
ARTICLE 7
TARGET'S CONDITIONS PRECEDENT
7.1            Target's Conditions
The obligation of the Target to complete the transactions contemplated by this Agreement will be subject to the satisfaction of, or compliance with, at or before the Closing Date, of the conditions precedent set forth below. The Closing will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of the Target and may be waived by the Target in its discretion:
(a)	the representations and warranties of the Purchaser set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date and with the same effect as if made at and as of Closing;
(b)	the Purchaser will have performed and complied with all of the obligations, covenants and agreements to be performed and complied with by it hereunder;
(c)	this Agreement, the Transaction Documents and all other documents necessary or reasonably required to consummate the transactions contemplated hereby, all in form and substance satisfactory to the Target will have been executed and delivered to the Target;
(d)	the Target and its accountants will be reasonably satisfied with their review of the Purchaser Financial Statements;
(e)	no injunction or restraining order of any court or administrative tribunal of competent jurisdiction will be in effect prohibiting the transactions contemplated by this Agreement and no action or proceeding will have been instituted or be pending before any court or administrative tribunal to restrain or prohibit the transactions contemplated by this Agreement;

(f)	no Material Adverse Effect will have occurred with respect to the business of the Purchaser;
(g)	all consents, renunciations, authorizations or approvals, including anti-trust clearance to the extent applicable, of all Governmental Parties and any other Persons which, in the Target's reasonable opinion must be obtained prior to the Closing in order to give effect to the transactions contemplated herein, will have been obtained to the Target's satisfaction or in accordance with the relevant agreements, covenants or Applicable Law;
(h)	the Target Private Placement will have been completed
(i)	the Purchaser will have no more than 60,000,000 Purchaser Shares outstanding as of the Closing Date, including the Consideration Shares, the Purchaser Shares to be issued in connection with the Target Private Placement (and any commission related thereto) and the Purchaser Shares to be issued in connection with the conversion of the Target Noteholder Notes;
(j)	the Purchaser will have caused the cancellation of all pre-existing options, warrants and deferred compensation agreement to which the Target or the Shareholders are not a party, including any agreements to cause the future issuance of any Target Shares, options and/or warrants;
(k)	the Purchaser's Liabilities, determined in accordance with GAAP, will not exceed $5,000 (excluding any Liabilities incurred by the Purchaser in connection with the Transaction);
(l)	the acquisition contemplated hereunder will occur in a tax free manner pursuant to Section 368 of the Code; and
(m)	the Target will have received from the Purchaser, the following closing documentation:
(i)	a certified copy of resolutions of the directors of the Purchaser approving the entry into and Closing of this Agreement, authorizing the issuance of the Consideration Shares, the approval of the Stock Option Plan and the stock option agreements contemplated hereunder, the appointment of nominee directors and executive officers as directed by the Target, the issuance of securities and the closing of the Target Private Placement, the approval of the Transaction Documents and all other matters contemplated by this Agreement;
(ii)	a certificate executed by an officer of the Purchaser certifying that the representations and warranties of the Purchaser set forth in this Agreement are true and correct in all material respects as at the Closing Date; and
(iii)	share certificates in the name of the Shareholders evidencing ownership of the Consideration Shares.

7.2            Waiver/Survival
The conditions set forth in this Article 7 are for the exclusive benefit of the Target and may be waived by the Target in writing in whole or in part on or before the Closing. Notwithstanding any such waiver, completion of the transactions contemplated by this Agreement by the Target and the Shareholders will not prejudice or affect in any way the rights of the Target and the Shareholders in respect of the warranties and representations of the Purchaser set forth in this Agreement, and the representations and warranties of the Purchaser in this Agreement will survive the Closing and issuance of the Consideration Shares for the applicable period set out in Section 4.27.
7.3            Covenant of the Purchaser
The Purchaser covenants to deliver all of the closing documentation set out in Section 7.1.
ARTICLE 8
CONDUCT OF BUSINESS PRIOR TO CLOSING
8.1            Conduct of Target
Except as otherwise contemplated or permitted by this Agreement, or as set forth in the Target Disclosure Statement, during the period from the Execution Date to the Closing Date, the Target will do the following:
(a)	conduct the Business in the ordinary and usual course and in a continuous fashion and will not, without the prior written consent of the Purchaser:
(i)	enter into any transaction which would constitute a breach of the Target's or the Shareholder's representations, warranties or agreements contained herein,
(ii)	increase the salaries or other compensation of, or make any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its Employees or make any increase in, or any addition to, other benefits to which any of its Employees may be entitled,
(iii)	create, incur, assume or guarantee any indebtedness for money borrowed, or mortgaged or pledged by the Target or a third party, and will not subject any of the material assets or properties of the Target to any mortgage, lien, pledge, security interest, conditional sales contract or other Lien related to any such indebtedness for money borrowed,

(iv)	declare, set aside or pay any dividend or make or agree to make any other distribution or payment in respect of the Target Shares or redeem, repurchase or otherwise acquire or agree to redeem, purchase or acquire any of the Target Shares or other equity securities of the Target, or
(v)	pay any amount (other than salaries in the ordinary course of business) to any Related Party of the Target or the Shareholders;
(b)	comply with all laws affecting the operation of the Business and pay all required Taxes;
(c)	not take any action or omit to take any action which would, or would reasonably be expected to, result in a breach of or render untrue any representation, warranty, covenant or other obligation of the Target or the Shareholders contained herein;
(d)	use commercially reasonable efforts to preserve intact the Business and the assets, operations and affairs of the Target and carry on the Business and the affairs of the Target substantially as currently conducted, and use commercially reasonable efforts to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with the Target;
(e)	take all necessary actions, steps and proceedings that are necessary to approve or authorize, or to validly and effectively undertake, the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement;
(f)	otherwise respond reasonably promptly to reasonable requests from the Purchaser for information concerning the status of the Business, operations, and finances of the Target; and
(g)	comply with the provisions of Article 9 of this Agreement.
8.2            Conduct of Purchaser
Except as otherwise contemplated or permitted by this Agreement, or as set forth in the Purchaser Disclosure Statement, during the period from the Execution Date to the Closing Date, the Purchaser will do the following:
(a)	conduct the Business in the ordinary and usual course and in a continuous fashion and will not, without the prior written consent of the Target:
(i)	enter into any transaction which would constitute a breach of the Purchaser's representations, warranties or agreements contained herein,
(ii)	increase the salaries or other compensation of, or make any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its Employees or make any increase in, or any addition to, other benefits to which any of its Employees may be entitled,

(iii)	create, incur, assume or guarantee any indebtedness for money borrowed, or mortgaged or pledged by the Purchaser or a third party, and will not subject any of the material assets or properties of the Purchaser to any mortgage, lien, pledge, security interest, conditional sales contract or other Lien related to any such indebtedness for money borrowed,
(iv)	except as otherwise provided for herein, declare, set aside or pay any dividend or make or agree to make any other distribution or payment in respect of the Purchaser Shares or redeem, repurchase or otherwise acquire or agree to redeem, purchase or acquire any of the Purchaser Shares or other equity securities of the Purchaser, or
(v)	pay any amount (other than salaries in the ordinary course of business) to any Related Party of the Purchaser;
(b)	comply with all laws affecting the operation of the business of the Purchaser and pay all required Taxes;
(c)	not take any action or omit to take any action which would, or would reasonably be expected to, result in a breach of or render untrue any representation, warranty, covenant or other obligation of the Purchaser contained herein;
(d)	use commercially reasonable efforts to preserve intact the business, assets, operations and affairs of the Purchaser and carry on the business and affairs of the Purchaser substantially as currently conducted, and use commercially reasonable efforts to promote and preserve for the Target the goodwill of suppliers, customers and others having business relations with the Purchaser;
(e)	take all necessary actions, steps and proceedings that are necessary to approve or authorize, or to validly and effectively undertake, the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement;
(f)	otherwise respond reasonably promptly to reasonable requests from the Purchaser for information concerning the status of the business, operations and finances of the Purchaser; and
(g)	comply with the provisions of Article 9 of this Agreement.

ARTICLE 9
ADDITIONAL COVENANTS OF THE PARTIES
9.1            Purchaser Board
On or prior to the Closing Date, the current directors of the Purchaser will adopt resolutions appointing one nominee of the Purchaser and as many nominees of the Target as may be determined by the Target and agreed to by the Purchaser, to the Purchaser Board, and accepting the resignations of all of the current directors of the Purchaser, other than the Purchaser nominee, which appointments and resignations will be effective on the Closing, subject to compliance with Rule 14f-1 promulgated under the Exchange Act.
9.2            Officers of the Purchaser
On or prior to the Closing Date, the Purchaser Board will adopt resolutions accepting the resignations of all officers of the Purchaser and appointing nominees of the Target to all officer positions, which resignations and appointments will be effective on Closing.
9.3            Target Financial Statements
On or prior to the Closing Date, the Target will have delivered the Target Financial Statements to the Purchaser.
9.4            Stock Option Plan
On or prior to the Closing Date, the Purchaser will adopt the Stock Option Plan.
9.5            Pre-Split Purchaser Share Cancellation
The Purchaser will cause the surrender for cancellation to the treasury of the Purchaser of such number of Pre-Split Purchaser Shares (the "Pre-Split Purchaser Share Cancellation") such that there will be no more than 60,000,000 Purchaser Shares outstanding as of the Closing Date, including the Consideration Shares, the Purchaser Shares to be issued in connection with the Target Private Placement (and any commission related thereto) and the Purchaser Shares to be issued in connection with the conversion of the Target Noteholder Notes.
9.6            Purchaser Stock Split
Prior to the Closing, the Purchaser will effect the Purchaser Stock Split.
9.7            Target Private Placement
On or prior to the Closing Date, the Target will complete the Target Private Placement for gross proceeds of not less than $4,500,000.
9.8            Target Stock Split
Prior to the Closing, the Target will effect the Target Stock Split.

9.9            Notification of Financial Liabilities
The Shareholders and the Target will immediately notify the Purchaser in accordance with Section 13.4 hereof, if the Target receives any advice or notification from its independent certified public accountants that the Target has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of the Target, any properties, assets, Liabilities, revenues, or expenses.
9.10            Consents
The Parties covenant and agree that they will use commercially reasonable efforts to obtain the consents, renunciations and approvals of third parties which are necessary to the completion of the transactions contemplated by this Agreement, provided that such consents, renunciations or approvals may be validly given by such third parties in accordance with relevant agreements, covenants or Applicable Law.
9.11            Access for Investigation
(a)	Between the Execution Date and the Closing Date, the Target will:
(i)	afford the Purchaser, the Purchaser's solicitors and the Purchaser's representatives, advisors, prospective investors and their representatives (collectively, the "Purchaser's Advisors") full and free access to the Target's personnel, properties, contracts, books and records, and other documents and data, in each case during normal business hours, upon a reasonable number of occasions, upon reasonable notice and in a manner calculated to minimize disruption of the Business;
(ii)	furnish the Purchaser and the Purchaser's Advisors with copies of all such contracts, books and records, and other existing documents and data, as the Purchaser may reasonably request; and
(iii)	furnish the Purchaser and the Purchaser's Advisors with such additional financial, operating, and other data and information, as the Purchaser may reasonably request.
(b)	Between the Execution Date and the Closing Date, the Purchaser will:
(i)	afford the Target, and its respective representatives, legal and advisors and prospective lenders and their representatives (collectively, the "Target's Advisors") full and free access to the Purchaser's personnel, properties, contracts, books and records, and other documents and data, in each case during normal business hours, upon a reasonable number of occasions, upon reasonable notice and in a manner calculated to minimize disruption of the Purchaser's business;

(ii)	furnish the Target and the Target's Advisors with copies of all such contracts, books and records, and other existing documents and data, as the Target may reasonably request; and
(iii)	furnish the Target and the Target's Advisors with such additional financial, operating, and other data and information, as the Target may reasonably request.
9.12            Required Approvals
(a)	As promptly as practicable after the Execution Date, the Target will make all filings required by Legal Requirements to be made by it in order to consummate the transactions contemplated herein. Between the Execution Date and the Closing Date, the Target and the Shareholders will cooperate with the Purchaser with respect to all filings that the Purchaser elects to make or is required by Legal Requirements to make in connection with the transactions contemplated herein.
(b)	As promptly as practicable after the Execution Date, the Purchaser will make all filings required by Legal Requirements to be made by it in order to consummate the transactions contemplated herein. The Purchaser will: (i) provide the Shareholders with copies of all correspondence with Governmental Bodies relating to such Legal Requirements, (ii) allow the Target and Shareholders to participate on all discussions or meetings (whether in person or via phone or other technology) with Governmental Bodies relating to such Legal Requirements, and (iii) provide the Target and the Shareholders with reasonable notice of each of the foregoing, and a reasonable opportunity to participate in the process where appropriate.
9.13            Notification
(a)	Between the Execution Date and the Closing, each of the Parties will promptly notify the others in writing if any such Party becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties set forth herein, or if such Party becomes aware of the occurrence of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each Party will promptly notify the others of the occurrence of any breach of any covenant set forth herein or of the occurrence of any event that may make the satisfaction of the conditions set forth herein impossible or unlikely.
(b)	No Party may elect not to complete the transactions contemplated hereby, or exercise any termination right arising therefrom, unless forthwith, and in any event prior to the Closing, the Party intending to rely thereon has delivered a written notice to the other Parties specifying, in reasonable detail, all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the termination right.
(c)	The Target and each of the Shareholders agree that any notice provided by the Purchaser to the Target under any provision of this Agreement will be deemed to also constitute notice to each of the Shareholders.

9.14            Best Efforts
Between the Execution Date and the Closing Date, the Parties will use their reasonable best efforts to cause the conditions contained in this Agreement to be satisfied.
9.15            Disclosure of Confidential Information
(a)	Until the Closing Date and, if this Agreement is terminated without consummation of the transactions contemplated herein, then after such termination, the Purchaser, the Target and each of the Shareholders will maintain in confidence, will cause their respective Employees, agents, and advisors to maintain in confidence, and will not use to the detriment of another Party or divulge to any third parties, other than their respective legal and financial advisors, auditors, representatives and any other Governmental Bodies having jurisdiction, any confidential written, oral, or other information obtained during the course of the investigations in connection with this Agreement or the transactions contemplated herein, unless:
(i)	such information is already known to such Party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Party;
(ii)	the use of such information is necessary or appropriate pursuant to the rules of any stock exchange or in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein; or
(iii)	the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.
9.16            Public Notices
The Parties agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the transactions contemplated herein without the prior written consent of the other Party, except as may be required upon written advice of counsel to comply with Applicable Laws or regulatory requirements after consulting with the other Parties and seeking their reasonable consent to such announcement. Notwithstanding the foregoing, the Shareholders agree that any consent of the Target with respect to any public announcements by the Purchaser will be deemed to also be the consent of the Shareholders in connection with any such public announcement.

9.17            Non-Solicitation
(a)	Except as provided for herein, the Target shall not, directly or indirectly, through any Employee, representative (including any financial or other advisor) or agent of the Target (collectively, the "Representatives"): (i) make, solicit, assist, initiate, encourage or otherwise facilitate the initiation of any inquiries or proposals regarding an Acquisition Proposal; (ii) participate in any discussions or negotiations with any Person (other than the Purchaser or any of its Affiliates) regarding an Acquisition Proposal, provided, however, that the Target may communicate with any Person making an Acquisition Proposal for the purpose of advising such Person that the Acquisition Proposal could not reasonably be expected to result in a Superior Proposal; (iii) approve, accept, endorse or recommend, or propose publicly to accept, approve, endorse or recommend, any Acquisition Proposal, or (iv) accept or enter into or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, understanding, undertaking or arrangement or other contract in respect of an Acquisition Proposal.
(b)	The Target shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Persons conducted heretofore by it or any Representatives with respect to any Acquisition Proposal, and, in connection therewith, the Target will discontinue access to any of its confidential information, and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise, and shall as soon as possible request, to the extent that it is entitled to do so, and exercise all rights it has to require, the return or destruction of all confidential information regarding the Target previously provided to any such Person or any other Person and will request, and exercise all rights it has to require, the destruction of all material including or incorporating or otherwise reflecting any material confidential information regarding the Target.
(c)	Notwithstanding Sections 9.17(a) and 9.17(b) and any other provision of this Agreement, if at any time following the Execution Date and prior to the Closing, the Target receives a bona fide written Acquisition Proposal that did not result from a breach of Section 9.17 or an Acquisition Proposal is made to the Shareholders and (i) the Target Board determines in good faith, after consultation with the Target's financial advisors and outside counsel, that such Acquisition Proposal constitutes or, if consummated in accordance with its terms, could reasonably be expected to be a Superior Proposal and (ii) in the opinion of the Target Board, acting in the good faith judgment of the Target Board, after consultation with outside legal counsel, failure to take such action would be inconsistent with the Target Board's exercise of its fiduciary duties, then the Target may, in response to a request made by the Party making or proposing to make such Acquisition Proposal and provided it is in compliance with Sections 9.17(b) and 9.17(d):

(i)	furnish information with respect to the Target to the Person making such Acquisition Proposal; or
(ii)	enter into, participate, facilitate and maintain discussions or negotiations with, and otherwise cooperate with or assist, the Person making such Acquisition Proposal;
provided that the Target shall not, and shall not allow its Representatives to, disclose any non-public information to such person: (i) if such non-public information has not been previously provided to, or is not concurrently provided to the Purchaser; and (ii) without entering into a confidentiality and standstill agreement with such Person.
(d)	In the event the Target receives an Acquisition Proposal or any proposal or inquiry that could lead to an Acquisition Proposal, it shall promptly notify the Purchaser, at first orally and then in writing within 24 hours, of the material terms and conditions thereof, and the identity of the Person or Persons making the Acquisition Proposal, and shall provide the Purchaser with a copy of any such proposal, inquiry, offer or request, a copy of any agreement entered into in accordance with Section 9.17(c) hereof and a copy of any other agreements which relate to the Acquisition Proposal to which it has access, or any amendment to any of the foregoing. The Target shall thereafter also provide such other details of such proposal, inquiry, offer or request, or any amendment to any of the foregoing, information regarding the value in financial terms that the Target Board has in consultation with its financial advisor determined should be ascribed to any non-cash consideration offered under the Acquisition Proposal, and such other information as the Purchaser may reasonably request and shall keep the Purchaser fully informed as to the status, including any changes to the material terms, of such proposal, inquiry, offer or request, or any amendment to any of the foregoing, and shall respond promptly to all inquiries from the Purchaser with respect thereto.
(e)	The Target covenants that it will not accept, approve, endorse, recommend or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal (other than a confidentiality and standstill agreement permitted by Section 9.17(c)) unless:
(i)	the Target Board concludes in good faith that the Acquisition Proposal constitutes a Superior Proposal;
(ii)	the Target has complied with the provisions of Section 9.18;
(iii)	the Acquisition Proposal did not result from a breach of this Section 9.17;
(iv)	the Target pays the Fee as and when payable pursuant to Section 9.19 and complies with the procedures set out in Article 11.
(f)	Nothing contained in this Agreement shall prohibit the Target Board from taking any action or from making any disclosure to any of its securityholders prior to the Closing if, in the good faith judgment of the Target Board, after consultation with outside legal counsel, failure to take such action or make such disclosure would be inconsistent with the Target Board's exercise of its fiduciary duties or such action or disclosure is otherwise required under Applicable Law.

9.18            Right to Match
(a)	The Target covenants that it will not accept, approve, endorse, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal (other than a confidentiality and standstill agreement permitted by Section 9.17(c)) as contemplated in Section 9.17(e) unless:
(i)	the Target has complied with its obligations under Section 9.17 and has provided the Purchaser with a copy of the Superior Proposal and all related documentation described in Section 9.17(d); and
(ii)	a period (the "Response Period") of five (5) Business Days has elapsed from the date that is the later of: (A) the date on which the Purchaser receives written notice from the Target Board that it has determined, subject only to compliance with this Section 9.18, to accept, approve, endorse, recommend or enter into a binding agreement to proceed with such Superior Proposal; and (B) the date the Purchaser receives a copy of the Superior Proposal and all related documents described in Section 9.17(d).
(b)	During the Response Period, the Purchaser will have the right, but not the obligation, to offer to amend this Agreement, including modification of the consideration to be issued or paid to the Shareholders. The Target Board shall cooperate with the Purchaser with respect to the Superior Proposal, including by negotiating in good faith with the Purchaser, and shall review any such offer by the Purchaser to amend this Agreement to determine whether the Superior Proposal to which the Purchaser is responding would continue to be a Superior Proposal when assessed against the written proposal of the Purchaser. If the Target Board determines that the Superior Proposal no longer constitutes a Superior Proposal, when assessed against the written proposal of the Purchaser, the Target shall enter into an amendment to this Agreement with the Purchaser incorporating the amendments to this Agreement as set out in the written proposal. If the Target Board determines that the Superior Proposal continues to be a Superior Proposal, it may recommend that the Shareholders accept such Superior Proposal; provided that it is in compliance with the conditions set out in Section 9.17(e), including by terminating this Agreement and paying the Fee pursuant to Section 11.1(g) in order to accept or enter into an agreement, understanding or arrangement to proceed with the Superior Proposal.
(c)	Each successive amendment to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Shareholders shall constitute a new Acquisition Proposal for the purposes of this Section 9.18 and the Purchaser shall be afforded a new Response Period and the rights afforded in Section 9.18(b) in respect of each such Acquisition Proposal.

(d)	The Target shall ensure that its Employees and any Representatives are aware of the provisions of Section 9.17 and this Section 9.18 and the Target shall be responsible for any breach of Section 9.17 or this Section 9.18 by its Employees and Representatives.
9.19            Termination Fee
(a)	If any of the following events occur, then the Target shall, within two (2) Business Days of any termination, pay the Purchaser in full (by payment by wire transfer of immediately available funds) a termination fee of $250,000 (the "Fee"):
(i)	the termination by the Purchaser pursuant to Section 11.1(b) or 11.1(f);
(ii)	the termination by the Target pursuant to Section 11.1(g); or
(iii)	by the Purchaser pursuant to Section 11.1(e) if prior to the earlier of the termination of this Agreement, a bona fide Acquisition Proposal, or the intention to make an Acquisition Proposal, with respect to the Target shall have been made to the Target or publicly announced by any person (other than the Purchaser or any of its Affiliates) and within six months following the date of such termination:
A.	the announced Acquisition Proposal is consummated by the Target; or
B.	the Target enters into a definitive agreement in respect of, or the Target Board approves or recommends, the announced Acquisition Proposal which is subsequently consummated at any time thereafter;
provided that, for the purposes of this Section 9.19(a)(iii), all references to "20%" in the definition of "Acquisition Proposal" shall be deemed to be references to "50%".
(b)	Nothing in this Section 9.19 shall relieve or have the effect of relieving the Target in any way from liability for damages incurred or suffered by the Purchaser as a result of an intentional or wilful breach of this Agreement.
(c)	Nothing in this Section 9.19 shall preclude the Purchaser from seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or otherwise to obtain specific performance of any such covenants or agreements, without the necessity of posting bond or security in connection therewith.

ARTICLE 10
POST-CLOSING COVENANTS
10.1            Purchaser Name Change
In connection with the Closing, immediately following the Closing Date or earlier if determined appropriate by the Purchaser, the Purchaser will effect a name change with the Secretary of State of the State of Nevada to change its name from "Global Design Systems, Inc." to "bBooth, Inc." or such other name as may be determined by the Purchaser Board in accordance with Applicable Laws.
10.2            Articles of Exchange
On the Closing Date, the Purchaser will file Articles of Exchange with the Secretary of State of the State of Nevada to evidence the completion of the Transaction, if required under Applicable Laws.
10.3            Directors and Officers Insurance
On the Closing Date, or as soon as commercially reasonable thereafter, the Purchaser will use its commercially reasonable best efforts apply for and obtain directors and officers insurance.
ARTICLE 11
TERMINATION
11.1            Termination
This Agreement may be terminated at any time prior to the Closing Date by:
(a)	mutual agreement of the Purchaser and the Target;
(b)	the Purchaser, if there has been a material breach by the Target or a Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Target or a Founding Shareholder that is not cured, to the reasonable satisfaction of the Purchaser, within ten (10) Business Days after notice of such breach is given by the Purchaser to the Target (except that no cure period will be provided for a breach by the Target, or a Founding Shareholder that, by its nature, cannot be cured);
(c)	the Target, if there has been a material breach by the Purchaser of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Purchaser that is not cured, to the reasonable satisfaction of the Target within ten (10) Business Days after notice of such breach is given by the Target to the Purchaser (except that no cure period will be provided for a breach by the Purchaser that by its nature cannot be cured), in which case the Target shall be entitled to liquidated damages from the Purchaser in the amount of $50,000;

(d)	the Purchaser or the Target if any permanent injunction or other order of a Governmental Body of competent authority preventing the consummation of the transaction contemplated by this Agreement has become final and non‑appealable;
(e)	if the transactions contemplated herein have not been consummated prior to the Closing Date, unless otherwise extended by the written agreement of the Parties;
(f)	the Purchaser if the Target Board authorizes the Target to enter into a legally binding agreement relating to a Superior Proposal; or
(g)	the Target if the Target Board authorizes the Target, subject to complying with the terms of this Agreement, to enter into a legally binding agreement with respect to a Superior Proposal; provided that concurrently with such termination, the Target pays the Fee pursuant to Section 9.19(a).
11.2            If either the Purchaser or the Target wishes to terminate this Agreement pursuant to Section 11.1 (other than pursuant to Section 11.1(a)), such Party shall give written notice of such termination to the other Party.  In the event of the termination of this Agreement as provided in Section 11.1, this Agreement will be of no further force or effect, except as otherwise expressly contemplated hereby and provided that the provisions in Sections 9.15, 9.16, 9.19, 11.2, 13.1, 13.5, 13.6 and 13.7 shall survive any termination hereof; and provided further that no termination of this Agreement will relieve any Party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations under this Agreement.
ARTICLE 12
INDEMNITIES
12.1            Agreement of the Purchaser to Indemnify
The Purchaser will indemnify, defend, and hold harmless, to the full extent of the law, the Target from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Target by reason of, resulting from, based upon or arising out of:
(a)	the material breach by the Purchaser of any representation or warranty of the Purchaser contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or
(b)	the material breach or partial breach by the Purchaser of any covenant or agreement of the Purchaser made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.
12.2            Agreement of the Target and the Founding Shareholders to Indemnify
The Target and the Founding Shareholders will, jointly and severally, indemnify, defend, and hold harmless, to the full extent of the law, the Purchaser from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Purchaser by reason of, resulting from, based upon or arising out of:

(a)	the material breach by the Target and/or a Founding Shareholder of any representation or warranty of the Target and/or a Founding Shareholder contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or
(b)	the material breach or partial breach by the Target and/or a Founding Shareholder of any covenant or agreement of the Target or a Founding Shareholder made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.
12.3            Third Party Claims
(a)	If any third party notifies a party entitled to indemnification under Section 12.1 or 12.2 (each an "Indemnified Party") with respect to any matter (a "Third-Party Claim") which may give rise to an indemnity claim against a party required to indemnify such Indemnified Party under Section 12.1 or 12.2 (each an "Indemnifying Party"), then the Indemnified Party will promptly give written notice to Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Article 12, except to the extent such delay actually and materially prejudices the Indemnifying Party.
(b)	The Indemnifying Party will be entitled to participate in the defense of any Third-Party Claim that is the subject of a notice given by the Indemnified Party pursuant to Section 12.3(a). In addition, the Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party gives written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party elects to assume the defense of such Third-Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (iii) if the Indemnifying Party is a party to the Third-Party Claim or, in the reasonable opinion of the indemnified Party some other actual or potential conflict of interest exists between the Indemnifying Party and the Indemnified Party, the Indemnified Party determines in good faith that joint representation would not be inappropriate, (iv) the Third-Party Claim does not relate to or otherwise arise in connection with Taxes or any criminal or regulatory enforcement action, (v) settlement of, an adverse judgment with respect to or the Indemnifying Party's conduct of the defense of the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to be materially adverse to the Indemnified Party's reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business) and (vi) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim; provided, however, that the Indemnifying Party will pay the reasonable fees and expenses of separate co-counsel retained by the Indemnified Party that are incurred prior to Indemnifying Party's assumption of control of the defense of the Third-Party Claim.

(c)	The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party unless such judgment, compromise or settlement: (i) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (ii) results in the full and general release of the Indemnified Party from all Liabilities arising or relating to, or in connection with, the Third-Party Claim and (iii) involves no finding or admission of any violation of Legal Requirements or the rights of any Person and has no effect on any other claims that may be made against the Indemnified Party.
(d)	If the Indemnifying Party does not deliver the notice contemplated by Section 12.3(b)(i), or the evidence contemplated by Section 12.3(b)(ii), within fifteen days after the Indemnified Party has given notice of the Third-Party Claim, or otherwise at any time fails to conduct the defense of the Third-Party Claim actively and diligently, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third-Party Claim in any manner it may deem appropriate; provided, however, that the Indemnifying Party will not be bound by the entry of any such judgment consented to, or any such compromise or settlement effected, without its prior written consent (which consent will not be unreasonably withheld or delayed). In the event that the Indemnified Party conducts the defense of the Third-Party Claim pursuant to this Section 12.3(d), the Indemnifying Party will (i) advance the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys' fees and expenses) and (ii) remain responsible for any and all other Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third-Party Claim to the fullest extent provided in this Article 12.
12.4            Exclusive Remedy
After the Closing, this Article 12 will be the sole and exclusive remedy for any inaccuracy of any representation and warranty, or breach of any covenant obligation, made in connection with this Agreement.

ARTICLE 13
GENERAL
13.1            Expenses
All costs and expenses incurred in connection with the preparation of this Agreement and the transactions contemplated by this Agreement will be paid by the Party incurring such expenses.
13.2            Indemnifications Not Affected by Investigation
The right to indemnification, payment of damages or other remedy based on the representations, warranties, covenants, and obligations contained herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.
13.3            Assignment
No Parties to this Agreement may assign any of their respective rights under this Agreement without the prior consent of each of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of each of the Parties, as applicable.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns, as applicable.
13.4            Notices
Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by email or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address or number:
If to the Purchaser:
Global System Designs, Inc.
c/o 3250 Oakland Hills Court
Fairfield, CA, USA 94534

Attention:                          James Geiskopf
Telephone:                          (707) 208-6368
Email:                                        jgeiskopf@aol.com

With a copy to:
Clark Wilson LLP
900 – 885 West Georgia Street
Vancouver, BC, Canada, V6C 3H1

Attention:                          Virgil Z. Hlus
Telephone:                          (604) 687-5700
Email:                                        vzh@cwilson.com
If to the Shareholders or to the Target:
bBooth, Inc.
1157 North Highland Avenue
Suite C
Los Angeles, CA, USA 90038

Attention:                          Rory Cutaia
Telephone:                          (855) 250-2300
Email:                                        rory@bbooth.com
With a copy to:
Daniel B. Eng
Weintraub Tobin
1800 – 475 Sansome Street
 San Francisco, CA, USA 94111
Telephone:                          (415) 433-1400
Email:                                        Deng@weintraub.com
(or to such other address or number as any Party may specify by notice in writing to another Party).
Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a Business Day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be.
Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third Business Day after posting; but if at the time of posting or between the time of posting and the third Business Day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

13.5            Governing Law; Venue
This Agreement, the legal relations between the Parties and the adjudication and the enforcement thereof, will be governed by and interpreted and construed in accordance with the substantive laws of the State of Nevada without regard to applicable choice of law provisions thereof.  The Parties agree that any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby will be brought in a suitable court located in the State of Nevada and each Party irrevocably submits to the exclusive jurisdiction of those courts.
13.6            Severability
If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement.  All other covenants and provisions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.
13.7            Entire Agreement
This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.  Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.
13.8            Further Assurances
The Parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.
13.9            Enurement
This Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, as applicable.
13.10            Amendment
This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

13.11            Schedules and Disclosure Statements
The schedules attached, the Target Disclosure Statement and the Purchaser Disclosure Statement provided pursuant to this Agreement are incorporated herein.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

13.12            Counterparts
This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument and delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the Execution Date.
IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the Execution Date.

bBOOTH, INC. Per: /s/ Rory Cutaia Authorized Signatory

GLOBAL SYSTEM DESIGNS, INC. Per: /s/ James P. Geiskopf Authorized Signatory

AND EACH OF THE SHAREHOLDERS, WHOSE AGREEMENT WILL BE EVIDENCED BY EXECUTION OF A CERTIFICATE.

A-1

SCHEDULE A
LIST OF SHAREHOLDERS

[List of bBooth Shareholders intentionally omitted]

SCHEDULE B
CERTIFICATE OF U.S. SHAREHOLDER
Capitalized terms used but not otherwise defined in this Certificate of U.S. Shareholder (this "Certificate") will have the meanings given to such terms in that certain share exchange agreement dated ____________  , 2014 (the "Agreement") among Global System Designs, Inc. (the "Purchaser"), bBooth, Inc. (the "Target") and the shareholders of the Target, including the undersigned (the "Shareholder").
In connection with the issuance of the Consideration Shares to the Shareholder, the Shareholder hereby represents, warrants, acknowledges and agrees, as an integral part of the Agreement, that, as at the Execution Date and as at the Closing Date:
1.	the Shareholder satisfies one or more of the categories of "Accredited Investor", as defined by Regulation D promulgated under the Securities Act, as indicated below (Please initial in the space provide those categories, if any, of an Accredited Investor which the Shareholder satisfies.):
____Category 1	an organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Consideration Shares, with total assets in t of US$5,000,000,
____Category 2	a natural person whose individual net worth, or joint net worth with that person's spouse exceeds US$1,000,000, calculated by (i) not including the person's primary residence as an asset; (ii) not including indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the securities as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess will be included as a liability); and (iii) including indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the securities as a liability,
____Category 3	a natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year,

____ Category 4	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States),
____ Category 5	a director or executive officer of the Target who will continue to be a director or executive officer of the Purchaser after the Closing,
____ Category 6	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Consideration Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act, or
____ Category 7	an entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.
Note that if the Shareholder is claiming to satisfy one of the above categories of Accredited Investor, the Shareholder may be required to supply the Purchaser with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Shareholder's status as an Accredited Investor.
If the Shareholder is an entity which initialled Category 7 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:
;

2.	this Certificate forms part of the Agreement (a copy of which has been provided to the Shareholder) and by executing this Certificate, the Shareholder agrees to be bound by all terms, conditions and obligations of or relating to the Shareholder contained in the Agreement, and all of such terms, conditions and obligations, and any representations and warranties of the Shareholder contained in the Agreement, are expressly incorporated by reference herein;
3.	it is the registered and beneficial owner of the number of Target Shares listed next to its name in Schedule A to the Agreement, free and clear of all Liens, and the Shareholder has no interest, legal or beneficial, direct or indirect, in any other securities of, or the assets or Business of, the Target;
4.	no Person has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Target Shares held by the Shareholder, or to require the Shareholder to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Target Shares held by the Shareholder, other than under the Agreement or the Target Disclosure Statement;
5.	there are no agreements that could restrict the transfer of any of the issued and outstanding Target Shares held by the Shareholder, and no voting agreements, shareholders' agreements, voting trusts, or other arrangements restricting or affecting the voting of any of the Target Shares held by the Shareholder to which the Shareholder is a party or of which the Shareholder is aware;

6.	it has the legal capacity and competence to enter into the Agreement and execute this Certificate and to take all actions required pursuant hereto and, if it is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Shareholder, and to transfer the beneficial title and ownership of its respective Target Shares to the Purchaser;
7.	the representations and warranties of the Shareholder hereunder will survive the Closing and the issuance of the Consideration Shares and, notwithstanding the Closing and the issuance of the Consideration Shares, or the waiver of any condition by the Purchaser, the representations, warranties, covenants and agreements of the Shareholder and the Target set forth in the Agreement will (except where otherwise specifically provided in the Agreement) survive the Closing and will continue in full force and effect indefinitely;
8.	none of the Consideration Shares have been or will be registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state and foreign securities laws;
9.	the Shareholder understands and agrees that offers and sales of any of the Consideration Shares will be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;
10.	the Shareholder understands and agrees not to engage in any hedging transactions involving any of the Consideration Shares unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with applicable state and provincial securities laws;
11.	the Shareholder is acquiring the Consideration Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Consideration Shares in the United States or to U.S. Persons;
12.	except as set out in the Agreement, the Purchaser has not undertaken, and will have no obligation, to register any of the Consideration Shares under the Securities Act;
13.	the Purchaser is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Shareholder contained in the Agreement and this Certificate, and the Shareholder will hold harmless the Purchaser from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser, and no information which is now known or should be known or which may hereafter become known by the Purchaser or its officers, directors or professional advisers, on the Closing Date, will limit or extinguish the Purchaser's right to indemnification hereunder;

14.	the Shareholder has been advised to consult its own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Consideration Shares and, with respect to applicable resale restrictions, is solely responsible (and the Purchaser is not in any way responsible) for compliance with applicable resale restrictions;
15.	the Shareholder and the Shareholder's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Purchaser in connection with the acquisition of the Consideration Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by the Purchaser without unreasonable effort or expense;
16.	the books and records of the Purchaser were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Shareholder during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Consideration Shares under the Agreement have been made available for inspection by the Shareholder, the Shareholder's attorney and/or advisor(s);
17.	the Shareholder: (a) is able to fend for itself in connection with the acquisition of the Consideration Shares, (b) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Consideration Shares, and (c) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;
18.	the Shareholder is not aware of any advertisement of any of the Consideration Shares and is not acquiring the Consideration Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;
19.	except as set out in the Agreement, no person has made to the Shareholder any written or oral representations:
(a)	that any person will resell or repurchase any of the Consideration Shares,
(b)	that any person will refund the purchase price of any of the Consideration Shares, or
(c)	as to the future price or value of any of the Consideration Shares;

20.	none of the Consideration Shares are listed on any stock exchange or automated dealer quotation system and, except as set out in the Agreement, no representation has been made to the Shareholder that any of the Consideration Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the Pre-Split Purchaser Shares on the OTC Bulletin Board;
21.	the Shareholder is acquiring the Consideration Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Consideration Shares;
22.	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Consideration Shares;
23.	the Purchaser will refuse to register any transfer of Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act;
24.	after the Closing, a subsequent trade in any of the Consideration Shares in or from any province or territory of Canada will be a distribution subject to the prospectus requirements of applicable Canadian securities laws unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the any of the Consideration Shares (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend specified in Multilateral Instrument 51-105 (the "51-105 Legend");
25.	as the Shareholder is not a resident of Canada, the Shareholder undertakes not to trade or resell any of the Consideration Shares in or from Canada unless the trade or resale is made in accordance with Multilateral Instrument 51-105 and the Shareholder understands and agrees that the Purchaser and others will rely upon the truth and accuracy of these representations and warranties made in this subsection and agrees that if such representations and warranties are no longer accurate or have been breached, the Shareholder shall immediately notify the Purchaser;
26.	by executing and delivering this Certificate and as a consequence of the representations and warranties made by the Shareholder in this Certificate, the Shareholder directs the Purchaser not to include the 51-105 Legend on any certificates representing any of the Consideration Shares to be issued to the Shareholder and, as a consequence, the Shareholder will not be able to rely on the resale provisions of Multilateral Instrument 51-105 and any subsequent trade in any of the Consideration Shares in or from any jurisdiction of Canada will be a distribution subject to the prospectus requirements of applicable Canadian securities laws;
27.	if the Shareholder wishes to trade or resell any of the Consideration Shares in or from any jurisdiction of Canada, the Shareholder agrees and undertakes to return, prior to any such trade or resale, any certificate representing any of the Consideration Shares to the Purchaser's transfer agent to have the 51-105 Legend imprinted on such certificate or to instruct the Purchaser's transfer agent to include the 51-105 Legend on any ownership statement issued under a direct registration system or other book entry system;

28.	the Consideration Shares issued to the Shareholder will bear the following legend:
"NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.";
29.	the Shareholder agrees with the Company and Clark Wilson LLP (the "Escrow Agent") that the Consideration Shares that the Shareholder will receive in connection with the Transaction will be subject to pooling on the following terms:
(a)	at Closing, the Company will deliver or cause to be delivered to the Escrow Agent, a certificate or certificates representing all of the Consideration Shares to be issued to the Shareholder under the Agreement, which are to be held by the Escrow Agent and released to the Shareholder, by mail to the address of the Shareholder specified on the signature page to this Certificate, on the following basis:
(i)	10% of the Consideration Shares on the first anniversary of the Closing Date;
(ii)	22.5% of the Consideration Shares on the date that is 15 months after the Closing Date,
(iii)	22.5% of the Consideration Shares on the date that is 18 months after the Closing Date,
(iv)	22.5% of the Consideration Shares on the date that is 21 months after the Closing Date, and
(v)	22.5% of the Consideration Shares on the date that is 24 months after the Closing Date;
(b)	the Shareholder shall be entitled, from time to time, to a letter or receipt from the Escrow Agent stating the number of the Consideration Shares being held for the Shareholder by the Escrow Agent but such letter or receipt shall not be assignable by the Shareholder;

(c)	the Shareholder shall not sell, deal in, assign, transfer in any manner whatsoever, or agree to sell, deal in, assign or transfer in any manner whatsoever, any of the Consideration Shares, or beneficial ownership of, or any interest in, the Consideration Shares, and the Escrow Agent shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal or beneficial ownership of, or interest in, the Consideration Shares, except as may be required by reason of the death or bankruptcy of the Shareholder, in which case the Escrow Agent shall hold the certificate or certificates representing the Consideration Shares subject to this Agreement for whatever person or persons may thus become legally entitled thereto;
(d)	if, during the period in which any of the Consideration Shares are retained in trust pursuant hereto, any dividend, other than a dividend paid in Purchaser Shares, is received by the Escrow Agent in respect of the Consideration Shares, such dividend shall be paid or transferred forthwith to the Shareholder. Any Purchaser Shares received by the Escrow Agent by way of dividend in respect of the Consideration Shares shall be dealt with as if they were Consideration Shares subject to this Section 29;
(e)	in exercising the rights, duties and obligations prescribed or confirmed herein, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances;
(f)	the Shareholder and the Company agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns, from and against all loss, costs, charges, suits, demands, claims, damages and expenses (including legal fees) which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent's compliance in good faith with the terms hereof;
(g)	in case proceedings should hereafter be taken in any court respecting the Consideration Shares, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Section 29(f) against its costs of such proceedings.
(h)	the Escrow Agent will have no responsibility in respect of loss of the certificate or certificates representing the Consideration Shares except the duty to exercise such care in the safekeeping thereof as it would exercise if the Consideration Shares belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel;
(i)	in the event that the Consideration Shares are attached, garnished or levied upon under any court order, or if the delivery of the Consideration Shares is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent will obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Certificate to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated;

(j)	except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard any and all notices and warnings which may be given to it by any of the parties hereto or by any other person. It will, however, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated;
(k)	if the Escrow Agent receives any valid court order contrary to the provisions of this Certificate, the Escrow Agent may continue to hold the Consideration Shares until the lawful determination of the issue between the Shareholder, the Company and/or the Escrow Agent, as applicable;
(l)	if written notice of protest is made by the Shareholder and/or the Company to the Escrow Agent to any action contemplated by the Escrow Agent under this Certificate, and such notice sets out reasons for such protest, the Escrow Agent may, at its sole discretion, continue to hold the Consideration Shares until the right to the documents is legally determined by a court of competent jurisdiction or otherwise;
(m)	the Escrow Agent may resign as Escrow Agent by giving not less than five (5) days' notice thereof to the Shareholder and the Company. The Shareholder and the Company may terminate the Escrow Agent by giving not less than five (5) days' notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent, the Shareholder and the Company may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent. In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five (5) days' notice period, deliver the Consideration Shares to the new Escrow Agent to be named by the Shareholder and the Company;
(n)	notwithstanding anything to the contrary contained herein, in the event of any dispute arising between the Shareholder and/or the Company, this Certificate or any matters arising in relation thereto or hereto, the Escrow Agent may, in its sole discretion, deliver and interplead the Consideration Shares into court and such delivery and interpleading will be an effective discharge to and of the Escrow Agent; and

(o)	the Company will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel;
30.	the address of the Shareholder as set out on the signature page to this Certificate is the sole address of the Shareholder; and
31.	the Shareholder waives all claims and actions connected with the issuance of or rights attached to the Target Shares or the Consideration Shares, including, without limitation, the benefit of any representations, warranties and covenants in favour of the Shareholder contained in any share purchase or subscription agreement(s) for such Target Shares or Consideration Shares, and any registration, liquidation, or any other rights by and between or among the Shareholder and any other Person, which may be triggered as a result of the consummation of the Transaction.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Shareholder has executed this Certificate as of the Execution Date and the Company and the Escrow Agent have countersigned this Certificate to evidence their intention to be bound by the provisions of Section 29 of this Certificate.

(Signature of Shareholder or Authorized Signatory of Shareholder if not an individual)

(Name of Shareholder – if an Individual)

(Name of Authorized Signatory – if not an Individual)

(Title of Authorized Signatory – if not an Individual)

(SIN, SSN, or other Tax Identification Number of the Shareholder)

(Address of Shareholder, including city, state of residence and zip code)

(Telephone Number)                                                  (Email Address)

Register the Consideration Shares as set forth below: (Name to Appear on Share Certificate) (Address for Registration, including city, state of residence and zip code)	Deliver the Consideration Shares, upon their release from the pooling provisions set out in Section 29 of this Certificate, as set forth below: (Name) (Address) (Contact Name) (Telephone Number)
GLOBAL SYSTEM DESIGNS INC. Per: Authorized Signatory	CLARK WILSON LLP Per: Authorized Signatory

SCHEDULE C
CERTIFICATE OF NON-U.S. SHAREHOLDER
Capitalized terms used but not otherwise defined in this Certificate of Non-U.S. Shareholder (this "Certificate") will have the meanings given to such terms in that certain share exchange agreement dated  _____________, 2014 (the "Agreement") among Global System Designs, Inc. (the "Purchaser"), bBooth, Inc. (the "Target") and the shareholders of the Target, including the undersigned (the "Shareholder").
In connection with the issuance of the Consideration Shares to the Shareholder, the Shareholder hereby represents, warrants, acknowledges and agrees, as an integral part of the Agreement, that, as at the Execution Date and as at the Closing Date:
1.	it is not a U.S. Person;
2.	if the Shareholder is a resident of Canada, or is in Canada when executing this Certificate, the Shareholder is (YOU MUST INITIAL OR PLACE A CHECK-MARK IN THE APPROPRIATE BOX BELOW):
☐	(a)
a Person registered under the securities legislation of a Jurisdiction of Canada as an adviser or dealer, other than a Person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

☐	(b)	an individual registered or formerly registered under the securities legislation of a Jurisdiction of Canada as a representative of a Person referred to in paragraph (a),
☐	(c)	an individual who, either alone or with a Spouse, beneficially owns Financial Assets having an aggregate realizable value that before taxes, but net of any Related Liabilities, exceeds CDN$1,000,000,
☐	(d)
an individual whose net income before taxes exceeded CDN$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a Spouse exceeded CDN$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

☐	(e)	an individual who, either alone or with a Spouse, has net assets of at least CDN$5,000,000,
☐	(f)
a Person, other than an individual or Investment Fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor as defined in this paragraph (f),

☐	(g)
an Investment Fund that distributes or has distributed its securities only to

(i)            a Person that is or was an accredited investor at the time of the distribution,

(ii)            a Person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] of National Instrument 45-106 – Prospectus and Registration Exemptions adopted by the Canadian Securities Administrators ("NI 45-106"), or 2.19 [Additional investment in investment funds] of NI 45-106, or

(iii)            a Person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106,

☐	(h)
an Investment Fund that distributes or has distributed securities under a prospectus in a Jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

☐	(i)
a Person acting on behalf of a Fully Managed Account managed by that Person, if that Person:

(i)            is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a Jurisdiction of Canada or a Foreign Jurisdiction, and

(ii)            in Ontario, is purchasing a security that is not a security of an Investment Fund,

☐	(j)	an entity organized in a Foreign Jurisdiction that is analogous to the entity referred to in paragraph (a) in form and function, or
☐	(k)
a Person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are Persons that are accredited investors, and capitalized terms used in this Section 2 but not otherwise defined herein shall have the meanings ascribed thereto in Appendix A to this Certificate;
3.	this Certificate forms part of the Agreement (a copy of which has been provided to the Shareholder) and by executing this Certificate, the Shareholder agrees to be bound by all terms, conditions and obligations of or relating to the Shareholder contained in the Agreement, and all of such terms, conditions and obligations, and any representations and warranties of the Shareholder contained in the Agreement, are expressly incorporated by reference herein;
4.	it is the registered and beneficial owner of the number of Target Shares listed next to its name in Schedule A to the Agreement, free and clear of all Liens, and the Shareholder has no interest, legal or beneficial, direct or indirect, in any other shares of, or the assets or Business of, the Target;

5.	no Person has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Target Shares held by the Shareholder or to require the Shareholder to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Target Shares held by the Shareholder other than under the Agreement;
6.	it has the power and capacity and good and sufficient right and authority to enter into the Agreement on the terms and conditions set forth therein and to transfer the beneficial title and ownership of its respective Target Shares to the Purchaser;
7.	it waives all rights held by it under prior agreements, including shareholder agreements, pertaining to the Target Shares held by it and it will remise, release and forever discharge the Purchaser and its respective Employees, successors, solicitors, agents and assigns from any and all obligations to the Shareholder under any such prior agreements;
8.	the representations and warranties of the Shareholder in this Certificate and in the Agreement will survive the Closing and the issuance of the Consideration Shares and will continue in full force and effect for a period of two years, notwithstanding the Closing and the issuance of the Consideration Shares, or the waiver of any condition in the Agreement by the Purchaser;
9.	the Purchaser has entered into the Agreement relying on the warranties and representations of the Shareholder and other terms and conditions with respect to the Shareholder contained in this Certificate and in the Agreement, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser, and no information which is now known or should be known or which may hereafter become known by the Purchaser or its officers, directors or professional advisers, on or prior to the Closing will limit or extinguish the Purchaser's right to indemnification by the Shareholder as provided for in the Agreement;
10.	the Consideration Shares to be issued to the Shareholder will have such hold periods as are required under Applicable Securities Laws, and, as a result, may not be sold, transferred or otherwise disposed of by the Shareholder, except pursuant to an effective registration statement, or pursuant to an exemption from, or in a transaction not subject to, the registration or prospectus requirements of Applicable Securities Laws and in each case only in accordance with all Applicable Securities Laws;
11.	the Purchaser has advised the Shareholder that it is issuing the Consideration Shares to the Shareholder under exemptions from the prospectus and registration requirements of Applicable Securities Laws and, as a consequence, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Shareholder;
12.	none of the Consideration Shares have been registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to any U.S. Person except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with Applicable Securities Laws;

13.	offers and sales of any of the Consideration Shares to be issued to the Shareholder will be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;
14.	it is acquiring the Consideration Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Consideration Shares in the United States or to U.S. Persons;
15.	except as set out in the Agreement, the Purchaser has not undertaken, and will have no obligation, to register any of the Consideration Shares under the Securities Act;
16.	the Purchaser is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Shareholder contained in the Agreement and this Certificate, and the Shareholder will hold harmless the Purchaser from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Shareholder not being true and correct, in accordance with the provisions of the Agreement;
17.	it has been advised to consult its own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Consideration Shares and, with respect to applicable resale restrictions, and it is solely responsible (and the Purchaser is not in any way responsible) for compliance with applicable resale restrictions with respect to the Consideration Shares;
18.	it and its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Purchaser in connection with the acquisition of the Consideration Shares, and to obtain additional information, to the extent possessed or obtainable by the Purchaser without unreasonable effort or expense;
19.	the books and records of the Purchaser were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Shareholder during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Consideration Shares under the Agreement have been made available for inspection by the undersigned, the undersigned's attorney and/or advisor(s);
20.	it: (a) is able to fend for itself in connection with the acquisition of the Consideration Shares; (b) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Consideration Shares; and (c) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;
21.	it is not aware of any advertisement of any of the Consideration Shares and is not acquiring the Consideration Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

22.	if the Shareholder is resident outside of Canada:
(a)	it is knowledgeable of, or has been independently advised as to, the Applicable Laws of the securities regulators having application in the jurisdiction in which the Shareholder is resident (the "International Jurisdiction") which would apply to the acquisition of the Consideration Shares by the Shareholder;
(b)	it is acquiring the Consideration Shares pursuant to exemptions from prospectus or equivalent requirements under Applicable Securities Laws or, if such is not applicable, the Shareholder is permitted to acquire the Consideration Shares under the Applicable Securities Laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,
(c)	the Applicable Laws of the authorities in the International Jurisdiction do not require the Purchaser to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Consideration Shares,
(d)	the acquisition of the Consideration Shares by the Shareholder does not trigger: (i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or (ii) any continuous disclosure reporting obligation of the Purchaser in the International Jurisdiction, and
(e)	it will, if requested by the Purchaser, deliver to the Purchaser a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to above to the satisfaction of the Purchaser, acting reasonably;
23.	except as set out in the Agreement, no Person has made to the Shareholder any written or oral representations:
(a)	that any Person will resell or repurchase any of the Consideration Shares,
(b)	that any Person will refund the purchase price of any of the Consideration Shares, or
(c)	as to the future price or value of any of the Consideration Shares;
24.	with the exception that currently certain market makers make market in the Pre-Split Purchaser Shares on the OTC Bulletin Board, none of the Consideration Shares are listed on any stock exchange or automated dealer quotation system and, except as set out in the Agreement, no representation has been made to the Shareholder that any of the Consideration Shares will become listed on any stock exchange or automated dealer quotation system;

25.	it is acquiring the Consideration Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in the Consideration Shares;
26.	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Consideration Shares;
27.	the Purchaser will refuse to register any transfer of Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act;
28.	offers and sales of any of the Consideration Shares prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the "Distribution Compliance Period") will only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period will be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with Applicable Securities Laws;
29.	it has not acquired the Consideration Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S) in the United States in respect of any of the Consideration Shares, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Consideration Shares; provided, however, that the Shareholder may sell or otherwise dispose of any of the Consideration Shares pursuant to registration of any of the Consideration Shares pursuant to the Securities Act and any Applicable Securities Laws or under an exemption from such registration requirements or as otherwise provided herein;
30.	hedging transactions involving the Consideration Shares may not be conducted unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with Applicable Securities Laws;
31.	any certificates representing the Consideration Shares to be issued to the Shareholder will bear the following legend:
"THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.";
32.	if the Shareholder is a resident of Canada, any certificates representing the Consideration Shares to be issued to the Shareholder will also bear the following legend:
"THE HOLDER OF THE SECURITIES REPRESENTED HEREBY MUST NOT TRADE THE SECURITIES IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER THE COUNTER MARKETS ARE MET.";
33.	the Shareholder agrees with the Company and Clark Wilson LLP (the "Escrow Agent") that the Consideration Shares that the Shareholder will receive in connection with the Transaction will be subject to pooling on the following terms:
(a)	at Closing, the Company will deliver or cause to be delivered to the Escrow Agent, a certificate or certificates representing all of the Consideration Shares to be issued to the Shareholder under the Agreement, which are to be held by the Escrow Agent and released to the Shareholder, by mail to the address of the Shareholder specified on the signature page to this Certificate, on the following basis:
(i)	10% of the Consideration Shares on the first anniversary of the Closing Date,
(ii)	22.5% of the Consideration Shares on the date that is 15 months after the Closing Date,
(iii)	22.5% of the Consideration Shares on the date that is 18 months after the Closing Date,
(iv)	22.5% of the Consideration Shares on the date that is 21 months after the Closing Date, and
(v)	22.5% of the Consideration Shares on the date that is 24 months after the Closing Date;
(b)	the Shareholder shall be entitled, from time to time, to a letter or receipt from the Escrow Agent stating the number of the Consideration Shares being held for the Shareholder by the Escrow Agent but such letter or receipt shall not be assignable by the Shareholder;

(c)	the Shareholder shall not sell, deal in, assign, transfer in any manner whatsoever, or agree to sell, deal in, assign or transfer in any manner whatsoever, any of the Consideration Shares, or beneficial ownership of, or any interest in, the Consideration Shares, and the Escrow Agent shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal or beneficial ownership of, or interest in, the Consideration Shares, except as may be required by reason of the death or bankruptcy of the Shareholder, in which case the Escrow Agent shall hold the certificate or certificates representing the Consideration Shares subject to this Agreement for whatever person or persons may thus become legally entitled thereto;
(d)	if, during the period in which any of the Consideration Shares are retained in trust pursuant hereto, any dividend, other than a dividend paid in Purchaser Shares, is received by the Escrow Agent in respect of the Consideration Shares, such dividend shall be paid or transferred forthwith to the Shareholder. Any Purchaser Shares received by the Escrow Agent by way of dividend in respect of the Consideration Shares shall be dealt with as if they were Consideration Shares subject to this Section 33;
(e)	in exercising the rights, duties and obligations prescribed or confirmed herein, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances;
(f)	the Shareholder and the Company agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns, from and against all loss, costs, charges, suits, demands, claims, damages and expenses (including legal fees) which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent's compliance in good faith with the terms hereof;
(g)	in case proceedings should hereafter be taken in any court respecting the Consideration Shares, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Section 33(f) against its costs of such proceedings.
(h)	the Escrow Agent will have no responsibility in respect of loss of the certificate or certificates representing the Consideration Shares except the duty to exercise such care in the safekeeping thereof as it would exercise if the Consideration Shares belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel;
(i)	in the event that the Consideration Shares are attached, garnished or levied upon under any court order, or if the delivery of the Consideration Shares is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent will obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Certificate to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated;

(j)	except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard any and all notices and warnings which may be given to it by any of the parties hereto or by any other person. It will, however, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated;
(k)	if the Escrow Agent receives any valid court order contrary to the provisions of this Certificate, the Escrow Agent may continue to hold the Consideration Shares until the lawful determination of the issue between the Shareholder, the Company and/or the Escrow Agent, as applicable;
(l)	if written notice of protest is made by the Shareholder and/or the Company to the Escrow Agent to any action contemplated by the Escrow Agent under this Certificate, and such notice sets out reasons for such protest, the Escrow Agent may, at its sole discretion, continue to hold the Consideration Shares until the right to the documents is legally determined by a court of competent jurisdiction or otherwise;
(m)	the Escrow Agent may resign as Escrow Agent by giving not less than five (5) days' notice thereof to the Shareholder and the Company. The Shareholder and the Company may terminate the Escrow Agent by giving not less than five (5) days' notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent, the Shareholder and the Company may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent. In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five (5) days' notice period, deliver the Consideration Shares to the new Escrow Agent to be named by the Shareholder and the Company;
(n)	notwithstanding anything to the contrary contained herein, in the event of any dispute arising between the Shareholder and/or the Company, this Certificate or any matters arising in relation thereto or hereto, the Escrow Agent may, in its sole discretion, deliver and interplead the Consideration Shares into court and such delivery and interpleading will be an effective discharge to and of the Escrow Agent; and

(o)	the Company will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel;
34.	the address of the Shareholder set out below is the sole address of the Shareholder as of the date of this Certificate; and
35.	the Shareholder waives all claims and actions connected with the issuance of or rights attached to the Target Shares or the Consideration Shares, including, without limitation, the benefit of any representations, warranties and covenants in favour of the Shareholder contained in any share purchase or subscription agreement(s) for such Target Shares or Consideration Shares, and any registration, liquidation, or any other rights by and between or among the Shareholder and any other Person, which may be triggered as a result of the consummation of the Transaction.

IN WITNESS WHEREOF, the Shareholder has executed this Certificate as of the Execution Date and the Purchaser and the Escrow Agent have countersigned this Certificate to evidence their intention to be bound by the provisions of Section 33 of this Certificate.

(Signature of Shareholder or Authorized Signatory of Shareholder if not an individual)

(Name of Shareholder – if an Individual)

(Name of Authorized Signatory – if not an Individual)

(Title of Authorized Signatory – if not an Individual)

(SIN, SSN, or other Tax Identification Number of the Shareholder)

(Address of Shareholder, including city, state of residence and zip code)

(Telephone Number)                                                  (Email Address)

Register the Consideration Shares as set forth below: (Name to Appear on Share Certificate) (Address for Registration, including city, state of residence and zip code)	Deliver the Consideration Shares, upon their release from the pooling provisions set out in Section 32 of this Certificate, as set forth below: (Name) (Address) (Contact Name) (Telephone Number)
GLOBAL SYSTEM DESIGNS INC. Per: Authorized Signatory	CLARK WILSON LLP Per: Authorized Signatory

APPENDIX A
For the purposes of Section 2 of this Certificate:
"Foreign Jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;
"Financial Assets" means
(a)	cash,
(b)	securities, or
(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
"Fully Managed Account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;
"Investment Fund" means a mutual fund or a Non-Redeemable Investment Fund, and, for great certainty in British Columbia, includes an employee venture capital corporation and a venture capital corporation as such terms are defined in National Instrument 81-106 Investment Fund Continuous Disclosure;
"Jurisdiction" or "Jurisdiction of Canada" means a province or territory of Canada except when used in the term Foreign Jurisdiction;
"Non-Redeemable Investment Fund" means an issuer:
(a)            whose primary purpose is to invest money provided by its securityholders;
(b)            that does not invest
(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or
(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and
(c)            that is not a mutual fund;
"Related Liabilities" means
(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of Financial Assets, or
(b)	liabilities that are secured by Financial Assets; and
"Spouse" means, an individual who,
(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,
(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or
(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

SCHEDULE D
CERTIFICATE OF U.S. FOUNDING SHAREHOLDER
Capitalized terms used but not otherwise defined in this Certificate of U.S. Founding Shareholder (this "Certificate") will have the meanings given to such terms in that certain share exchange agreement dated _________  , 2014 (the "Agreement") among Global System Designs, Inc. (the "Purchaser"), bBooth, Inc. (the "Target") and the shareholders of the Target, including the undersigned (the "Shareholder").
In connection with the issuance of the Consideration Shares to the Shareholder, the Shareholder hereby represents, warrants, acknowledges and agrees, as an integral part of the Agreement, that, as at the Execution Date and as at the Closing Date:
1.	the Shareholder satisfies one or more of the categories of "Accredited Investor", as defined by Regulation D promulgated under the Securities Act, as indicated below (Please initial in the space provide those categories, if any, of an Accredited Investor which the Shareholder satisfies.):
____ Category 1	an organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Consideration Shares, with total assets in t of US$5,000,000,
____ Category 2	a natural person whose individual net worth, or joint net worth with that person's spouse exceeds US$1,000,000, calculated by (i) not including the person's primary residence as an asset; (ii) not including indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the securities as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess will be included as a liability); and (iii) including indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the securities as a liability,
____Category 3	a natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year,

____Category 4	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States),
____ Category 5	a director or executive officer of the Target who will continue to be a director or executive officer of the Purchaser after the Closing,
____Category 6	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Consideration Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act, or
____ Category 7	an entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.
Note that if the Shareholder is claiming to satisfy one of the above categories of Accredited Investor, the Shareholder may be required to supply the Purchaser with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Shareholder's status as an Accredited Investor.
If the Shareholder is an entity which initialled Category 7 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:
;

2.	this Certificate forms part of the Agreement (a copy of which has been provided to the Shareholder) and by executing this Certificate, the Shareholder agrees to be bound by all terms, conditions and obligations of or relating to the Shareholder contained in the Agreement, and all of such terms, conditions and obligations, and any representations and warranties of the Shareholder contained in the Agreement, are expressly incorporated by reference herein;
3.	it is the registered and beneficial owner of the number of Target Shares listed next to its name in Schedule A to the Agreement, free and clear of all Liens, and the Shareholder has no interest, legal or beneficial, direct or indirect, in any other securities of, or the assets or Business of, the Target;
4.	no Person has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Target Shares held by the Shareholder, or to require the Shareholder to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Target Shares held by the Shareholder, other than under the Agreement or the Target Disclosure Statement;
5.	there are no agreements that could restrict the transfer of any of the issued and outstanding Target Shares held by the Shareholder, and no voting agreements, shareholders' agreements, voting trusts, or other arrangements restricting or affecting the voting of any of the Target Shares held by the Shareholder to which the Shareholder is a party or of which the Shareholder is aware;

6.	it has the legal capacity and competence to enter into the Agreement and execute this Certificate and to take all actions required pursuant hereto and, if it is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Shareholder, and to transfer the beneficial title and ownership of its respective Target Shares to the Purchaser;
7.	the representations and warranties of the Shareholder hereunder will survive the Closing and the issuance of the Consideration Shares and, notwithstanding the Closing and the issuance of the Consideration Shares, or the waiver of any condition by the Purchaser, the representations, warranties, covenants and agreements of the Shareholder and the Target set forth in the Agreement will (except where otherwise specifically provided in the Agreement) survive the Closing and will continue in full force and effect indefinitely;
8.	none of the Consideration Shares have been or will be registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state and foreign securities laws;
9.	the Shareholder understands and agrees that offers and sales of any of the Consideration Shares will be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;
10.	the Shareholder understands and agrees not to engage in any hedging transactions involving any of the Consideration Shares unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with applicable state and provincial securities laws;
11.	the Shareholder is acquiring the Consideration Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Consideration Shares in the United States or to U.S. Persons;
12.	except as set out in the Agreement, the Purchaser has not undertaken, and will have no obligation, to register any of the Consideration Shares under the Securities Act;
13.	the Purchaser is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Shareholder contained in the Agreement and this Certificate, and the Shareholder will hold harmless the Purchaser from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser, and no information which is now known or should be known or which may hereafter become known by the Purchaser or its officers, directors or professional advisers, on the Closing Date, will limit or extinguish the Purchaser's right to indemnification hereunder;

14.	the Shareholder has been advised to consult its own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Consideration Shares and, with respect to applicable resale restrictions, is solely responsible (and the Purchaser is not in any way responsible) for compliance with applicable resale restrictions;
15.	the Shareholder and the Shareholder's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Purchaser in connection with the acquisition of the Consideration Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by the Purchaser without unreasonable effort or expense;
16.	the books and records of the Purchaser were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Shareholder during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Consideration Shares under the Agreement have been made available for inspection by the Shareholder, the Shareholder's attorney and/or advisor(s);
17.	the Shareholder: (a) is able to fend for itself in connection with the acquisition of the Consideration Shares, (b) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Consideration Shares, and (c) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;
18.	the Shareholder is not aware of any advertisement of any of the Consideration Shares and is not acquiring the Consideration Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;
19.	except as set out in the Agreement, no person has made to the Shareholder any written or oral representations:
(a)	that any person will resell or repurchase any of the Consideration Shares,
(b)	that any person will refund the purchase price of any of the Consideration Shares, or
(c)	as to the future price or value of any of the Consideration Shares;

20.	none of the Consideration Shares are listed on any stock exchange or automated dealer quotation system and, except as set out in the Agreement, no representation has been made to the Shareholder that any of the Consideration Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the Pre-Split Purchaser Shares on the OTC Bulletin Board;
21.	the Shareholder is acquiring the Consideration Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Consideration Shares;
22.	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Consideration Shares;
23.	the Purchaser will refuse to register any transfer of Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act;
24.	after the Closing, a subsequent trade in any of the Consideration Shares in or from any province or territory of Canada will be a distribution subject to the prospectus requirements of applicable Canadian securities laws unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the any of the Consideration Shares (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend specified in Multilateral Instrument 51-105 (the "51-105 Legend");
25.	as the Shareholder is not a resident of Canada, the Shareholder undertakes not to trade or resell any of the Consideration Shares in or from Canada unless the trade or resale is made in accordance with Multilateral Instrument 51-105 and the Shareholder understands and agrees that the Purchaser and others will rely upon the truth and accuracy of these representations and warranties made in this subsection and agrees that if such representations and warranties are no longer accurate or have been breached, the Shareholder shall immediately notify the Purchaser;
26.	by executing and delivering this Certificate and as a consequence of the representations and warranties made by the Shareholder in this Certificate, the Shareholder directs the Purchaser not to include the 51-105 Legend on any certificates representing any of the Consideration Shares to be issued to the Shareholder and, as a consequence, the Shareholder will not be able to rely on the resale provisions of Multilateral Instrument 51-105 and any subsequent trade in any of the Consideration Shares in or from any jurisdiction of Canada will be a distribution subject to the prospectus requirements of applicable Canadian securities laws;
27.	if the Shareholder wishes to trade or resell any of the Consideration Shares in or from any jurisdiction of Canada, the Shareholder agrees and undertakes to return, prior to any such trade or resale, any certificate representing any of the Consideration Shares to the Purchaser's transfer agent to have the 51-105 Legend imprinted on such certificate or to instruct the Purchaser's transfer agent to include the 51-105 Legend on any ownership statement issued under a direct registration system or other book entry system;

28.	the Consideration Shares issued to the Shareholder will bear the following legend:
"NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.";
29.	the Shareholder agrees with the Company and Clark Wilson LLP (the "Escrow Agent") that the Consideration Shares that the Shareholder will receive in connection with the Transaction will be subject to pooling on the following terms:
(a)	at Closing, the Purchaser will deliver or cause to be delivered to the Escrow Agent, a certificate or certificates representing all of the Consideration Shares to be issued to the Shareholder under the Agreement, which are to be held by the Escrow Agent and released to the Shareholder, by mail to the address specified on the signature page to this Certificate, on the following basis:
(i)	10% of the Consideration Shares on the first anniversary of the Closing Date;
(ii)	22.5% of the Consideration Shares on the date that is 15 months after the Closing Date,
(iii)	22.5% of the Consideration Shares on the date that is 18 months after the Closing Date,
(iv)	22.5% of the Consideration Shares on the date that is 21 months after the Closing Date, and
(v)	22.5% of the Consideration Shares on the date that is 24 months after the Closing Date, provided that, none of the Consideration Shares will be released to the Shareholder unless such Consideration Shares have vested in accordance with the following schedule:
(vi)	1/3 of the Consideration Shares shall vest on December 31, 2013,

(vii)	1/3 of the Consideration Shares shall vest on December 31, 2014, and
(viii)	1/3 of the Consideration Shares shall vest on December 31, 2015;
(b)	if the Shareholder is a Founding Shareholder other than Rory Cutaia, the Shareholder acknowledges and agrees that if: (i) the Shareholder ceases to be employed by the Purchaser (or an Affiliate thereof) for any reason whatsoever, or (ii) ceases to be a director or officer of the Purchaser (or an Affiliate thereof) for any reason whatsoever, then the Consideration Shares that have not been released pursuant to this Agreement will be transferred and released to Rory Cutaia or his designated nominee. The Shareholder hereby authorizes the Escrow Agent to release and deliver any of the Consideration Shares that have not been released pursuant to this Agreement if the Escrow Agent receives a written direction from the Purchaser directing the Escrow Agent to release and deliver such Consideration Shares pursuant to this Section 29(b), with such Consideration Shares to be mailed or delivered to the address specified in such written direction;
(c)	the Shareholder shall be entitled, from time to time, to a letter or receipt from the Escrow Agent stating the number of the Consideration Shares being held for the Shareholder by the Escrow Agent but such letter or receipt shall not be assignable by the Shareholder;
(d)	the Shareholder shall not sell, deal in, assign, transfer in any manner whatsoever, or agree to sell, deal in, assign or transfer in any manner whatsoever, any of the Consideration Shares, or beneficial ownership of, or any interest in, the Consideration Shares, and the Escrow Agent shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal or beneficial ownership of, or interest in, the Consideration Shares, except as may be required by reason of the death or bankruptcy of the Shareholder, in which case the Escrow Agent shall hold the certificate or certificates representing the Consideration Shares subject to this Agreement for whatever person or persons may thus become legally entitled thereto;
(e)	if, during the period in which any of the Consideration Shares are retained in trust pursuant hereto, any dividend, other than a dividend paid in Purchaser Shares, is received by the Escrow Agent in respect of the Consideration Shares, such dividend shall be paid or transferred forthwith to the Shareholder. Any Purchaser Shares received by the Escrow Agent by way of dividend in respect of the Consideration Shares shall be dealt with as if they were Consideration Shares subject to this Section 29;
(f)	in exercising the rights, duties and obligations prescribed or confirmed herein, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances;
(g)	the Shareholder and the Purchaser agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns, from and against all loss, costs, charges, suits, demands, claims, damages and expenses (including legal fees) which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent's compliance in good faith with the terms hereof;

(h)	in case proceedings should hereafter be taken in any court respecting the Consideration Shares, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Section 29(g) against its costs of such proceedings.
(i)	the Escrow Agent will have no responsibility in respect of loss of the certificate or certificates representing the Consideration Shares except the duty to exercise such care in the safekeeping thereof as it would exercise if the Consideration Shares belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel;
(j)	in the event that the Consideration Shares are attached, garnished or levied upon under any court order, or if the delivery of the Consideration Shares is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent will obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Certificate to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated;
(k)	except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard any and all notices and warnings which may be given to it by any of the parties hereto or by any other person. It will, however, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated;
(l)	if the Escrow Agent receives any valid court order contrary to the provisions of this Certificate, the Escrow Agent may continue to hold the Consideration Shares until the lawful determination of the issue between the Shareholder, the Purchaser and/or the Escrow Agent, as applicable;
(m)	if written notice of protest is made by the Shareholder and/or the Purchaser to the Escrow Agent to any action contemplated by the Escrow Agent under this Certificate, and such notice sets out reasons for such protest, the Escrow Agent may, at its sole discretion, continue to hold the Consideration Shares until the right to the documents is legally determined by a court of competent jurisdiction or otherwise;

(n)	the Escrow Agent may resign as Escrow Agent by giving not less than five (5) days' notice thereof to the Shareholder and the Purchaser. The Shareholder and the Purchaser may terminate the Escrow Agent by giving not less than five (5) days' notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent, the Shareholder and the Purchaser may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent. In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five (5) days' notice period, deliver the Consideration Shares to the new Escrow Agent to be named by the Shareholder and the Purchaser;
(o)	notwithstanding anything to the contrary contained herein, in the event of any dispute arising between the Shareholder and/or the Purchaser, this Certificate or any matters arising in relation thereto or hereto, the Escrow Agent may, in its sole discretion, deliver and interplead the Consideration Shares into court and such delivery and interpleading will be an effective discharge to and of the Escrow Agent; and
(p)	the Purchaser will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel;
30.	the address of the Shareholder as set out on the signature page to this Certificate is the sole address of the Shareholder; and
31.	the Shareholder waives all claims and actions connected with the issuance of or rights attached to the Target Shares or the Consideration Shares, including, without limitation, the benefit of any representations, warranties and covenants in favour of the Shareholder contained in any share purchase or subscription agreement(s) for such Target Shares or Consideration Shares, and any registration, liquidation, or any other rights by and between or among the Shareholder and any other Person, which may be triggered as a result of the consummation of the Transaction.
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IN WITNESS WHEREOF, the Shareholder has executed this Certificate as of the Execution Date and the Purchaser and the Escrow Agent have countersigned this Certificate to evidence their intention to be bound by the provisions of Section 29 of this Certificate.

(Signature of Shareholder or Authorized Signatory of Shareholder if not an individual)

(Name of Shareholder – if an Individual)

(Name of Authorized Signatory – if not an Individual)

(Title of Authorized Signatory – if not an Individual)

(SIN, SSN, or other Tax Identification Number of the Shareholder)

(Address of Shareholder, including city, state of residence and zip code)

(Telephone Number)                                                  (Email Address)

Register the Consideration Shares as set forth below: (Name to Appear on Share Certificate) (Address for Registration, including city, state of residence and zip code)	Deliver the Consideration Shares, upon their release from the pooling provisions set out in Section 29 of this Certificate, as set forth below: (Name) (Address) (Contact Name) (Telephone Number)
GLOBAL SYSTEM DESIGNS INC. Per: Authorized Signatory	CLARK WILSON LLP Per: Authorized Signatory

SCHEDULE E
CERTIFICATE OF NON-U.S. FOUNDING SHAREHOLDER
Capitalized terms used but not otherwise defined in this Certificate of Non-U.S. Founding Shareholder (this "Certificate") will have the meanings given to such terms in that certain share exchange agreement dated ______________ , 2014 (the "Agreement") among Global System Designs, Inc. (the "Purchaser"), bBooth, Inc. (the "Target") and the shareholders of the Target, including the undersigned (the "Shareholder").
In connection with the issuance of the Consideration Shares to the Shareholder, the Shareholder hereby represents, warrants, acknowledges and agrees, as an integral part of the Agreement, that, as at the Execution Date and as at the Closing Date:
1.	it is not a U.S. Person;
2.	if the Shareholder is a resident of Canada, or is in Canada when executing this Certificate, the Shareholder is (YOU MUST INITIAL OR PLACE A CHECK-MARK IN THE APPROPRIATE BOX BELOW):
☐	(a)
a Person registered under the securities legislation of a Jurisdiction of Canada as an adviser or dealer, other than a Person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

☐	(b)	an individual registered or formerly registered under the securities legislation of a Jurisdiction of Canada as a representative of a Person referred to in paragraph (a),
☐	(c)	an individual who, either alone or with a Spouse, beneficially owns Financial Assets having an aggregate realizable value that before taxes, but net of any Related Liabilities, exceeds CDN$1,000,000,
☐	(d)
an individual whose net income before taxes exceeded CDN$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a Spouse exceeded CDN$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

☐	(e)	an individual who, either alone or with a Spouse, has net assets of at least CDN$5,000,000,
☐	(f)
a Person, other than an individual or Investment Fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor as defined in this paragraph (f),

☐	(g)
an Investment Fund that distributes or has distributed its securities only to

(i)            a Person that is or was an accredited investor at the time of the distribution,

(ii)            a Person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] of National Instrument 45-106 – Prospectus and Registration Exemptions adopted by the Canadian Securities Administrators ("NI 45-106"), or 2.19 [Additional investment in investment funds] of NI 45-106, or

(iii)            a Person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106,

☐	(h)
an Investment Fund that distributes or has distributed securities under a prospectus in a Jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

☐	(i)
a Person acting on behalf of a Fully Managed Account managed by that Person, if that Person:

(i)            is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a Jurisdiction of Canada or a Foreign Jurisdiction, and

(ii)            in Ontario, is purchasing a security that is not a security of an Investment Fund,

☐	(j)	an entity organized in a Foreign Jurisdiction that is analogous to the entity referred to in paragraph (a) in form and function, or
☐	(k)
a Person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are Persons that are accredited investors, and capitalized terms used in this Section 2 but not otherwise defined herein shall have the meanings ascribed thereto in Appendix A to this Certificate;
3.	this Certificate forms part of the Agreement (a copy of which has been provided to the Shareholder) and by executing this Certificate, the Shareholder agrees to be bound by all terms, conditions and obligations of or relating to the Shareholder contained in the Agreement, and all of such terms, conditions and obligations, and any representations and warranties of the Shareholder contained in the Agreement, are expressly incorporated by reference herein;
4.	it is the registered and beneficial owner of the number of Target Shares listed next to its name in Schedule A to the Agreement, free and clear of all Liens, and the Shareholder has no interest, legal or beneficial, direct or indirect, in any other shares of, or the assets or Business of, the Target;

5.	no Person has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Target Shares held by the Shareholder or to require the Shareholder to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Target Shares held by the Shareholder other than under the Agreement;
6.	it has the power and capacity and good and sufficient right and authority to enter into the Agreement on the terms and conditions set forth therein and to transfer the beneficial title and ownership of its respective Target Shares to the Purchaser;
7.	it waives all rights held by it under prior agreements, including shareholder agreements, pertaining to the Target Shares held by it and it will remise, release and forever discharge the Purchaser and its respective Employees, successors, solicitors, agents and assigns from any and all obligations to the Shareholder under any such prior agreements;
8.	the representations and warranties of the Shareholder in this Certificate and in the Agreement will survive the Closing and the issuance of the Consideration Shares and will continue in full force and effect for a period of two years, notwithstanding the Closing and the issuance of the Consideration Shares, or the waiver of any condition in the Agreement by the Purchaser;
9.	the Purchaser has entered into the Agreement relying on the warranties and representations of the Shareholder and other terms and conditions with respect to the Shareholder contained in this Certificate and in the Agreement, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser, and no information which is now known or should be known or which may hereafter become known by the Purchaser or its officers, directors or professional advisers, on or prior to the Closing will limit or extinguish the Purchaser's right to indemnification by the Shareholder as provided for in the Agreement;
10.	the Consideration Shares to be issued to the Shareholder will have such hold periods as are required under Applicable Securities Laws, and, as a result, may not be sold, transferred or otherwise disposed of by the Shareholder, except pursuant to an effective registration statement, or pursuant to an exemption from, or in a transaction not subject to, the registration or prospectus requirements of Applicable Securities Laws and in each case only in accordance with all Applicable Securities Laws;
11.	the Purchaser has advised the Shareholder that it is issuing the Consideration Shares to the Shareholder under exemptions from the prospectus and registration requirements of Applicable Securities Laws and, as a consequence, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Shareholder;
12.	none of the Consideration Shares have been registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to any U.S. Person except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with Applicable Securities Laws;

13.	offers and sales of any of the Consideration Shares to be issued to the Shareholder will be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;
14.	it is acquiring the Consideration Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Consideration Shares in the United States or to U.S. Persons;
15.	except as set out in the Agreement, the Purchaser has not undertaken, and will have no obligation, to register any of the Consideration Shares under the Securities Act;
16.	the Purchaser is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Shareholder contained in the Agreement and this Certificate, and the Shareholder will hold harmless the Purchaser from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Shareholder not being true and correct, in accordance with the provisions of the Agreement;
17.	it has been advised to consult its own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Consideration Shares and, with respect to applicable resale restrictions, and it is solely responsible (and the Purchaser is not in any way responsible) for compliance with applicable resale restrictions with respect to the Consideration Shares;
18.	it and its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Purchaser in connection with the acquisition of the Consideration Shares, and to obtain additional information, to the extent possessed or obtainable by the Purchaser without unreasonable effort or expense;
19.	the books and records of the Purchaser were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Shareholder during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Consideration Shares under the Agreement have been made available for inspection by the undersigned, the undersigned's attorney and/or advisor(s);
20.	it: (a) is able to fend for itself in connection with the acquisition of the Consideration Shares; (b) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Consideration Shares; and (c) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;
21.	it is not aware of any advertisement of any of the Consideration Shares and is not acquiring the Consideration Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

22.	if the Shareholder is resident outside of Canada:
(a)	it is knowledgeable of, or has been independently advised as to, the Applicable Laws of the securities regulators having application in the jurisdiction in which the Shareholder is resident (the "International Jurisdiction") which would apply to the acquisition of the Consideration Shares by the Shareholder;
(b)	it is acquiring the Consideration Shares pursuant to exemptions from prospectus or equivalent requirements under Applicable Securities Laws or, if such is not applicable, the Shareholder is permitted to acquire the Consideration Shares under the Applicable Securities Laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,
(c)	the Applicable Laws of the authorities in the International Jurisdiction do not require the Purchaser to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Consideration Shares,
(d)	the acquisition of the Consideration Shares by the Shareholder does not trigger: (i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or (ii) any continuous disclosure reporting obligation of the Purchaser in the International Jurisdiction, and
(e)	it will, if requested by the Purchaser, deliver to the Purchaser a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to above to the satisfaction of the Purchaser, acting reasonably;
23.	except as set out in the Agreement, no Person has made to the Shareholder any written or oral representations:
(a)	that any Person will resell or repurchase any of the Consideration Shares,
(b)	that any Person will refund the purchase price of any of the Consideration Shares, or
(c)	as to the future price or value of any of the Consideration Shares;
24.	with the exception that currently certain market makers make market in the Pre-Split Purchaser Shares on the OTC Bulletin Board, none of the Consideration Shares are listed on any stock exchange or automated dealer quotation system and, except as set out in the Agreement, no representation has been made to the Shareholder that any of the Consideration Shares will become listed on any stock exchange or automated dealer quotation system;

25.	it is acquiring the Consideration Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in the Consideration Shares;
26.	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Consideration Shares;
27.	the Purchaser will refuse to register any transfer of Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act;
28.	offers and sales of any of the Consideration Shares prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the "Distribution Compliance Period") will only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period will be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with Applicable Securities Laws;
29.	it has not acquired the Consideration Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S) in the United States in respect of any of the Consideration Shares, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Consideration Shares; provided, however, that the Shareholder may sell or otherwise dispose of any of the Consideration Shares pursuant to registration of any of the Consideration Shares pursuant to the Securities Act and any Applicable Securities Laws or under an exemption from such registration requirements or as otherwise provided herein;
30.	hedging transactions involving the Consideration Shares may not be conducted unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with Applicable Securities Laws;
31.	any certificates representing the Consideration Shares to be issued to the Shareholder will bear the following legend:
"THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.";
32.	if the Shareholder is a resident of Canada, any certificates representing the Consideration Shares to be issued to the Shareholder will also bear the following legend:
"THE HOLDER OF THE SECURITIES REPRESENTED HEREBY MUST NOT TRADE THE SECURITIES IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER THE COUNTER MARKETS ARE MET.";
33.	the Shareholder agrees with the Company and Clark Wilson LLP (the "Escrow Agent") that the Consideration Shares that the Shareholder will receive in connection with the Transaction will be subject to pooling on the following terms:
(a)	at Closing, the Purchaser will deliver or cause to be delivered to the Escrow Agent, a certificate or certificates representing all of the Consideration Shares to be issued to the Shareholder under the Agreement, which are to be held by the Escrow Agent and released to the Shareholder, by mail to the address specified on the signature page to this Certificate, on the following basis:
(i)	10% of the Consideration Shares on the first anniversary of the Closing Date;
(ii)	22.5% of the Consideration Shares on the date that is 15 months after the Closing Date,
(iii)	22.5% of the Consideration Shares on the date that is 18 months after the Closing Date,
(iv)	22.5% of the Consideration Shares on the date that is 21 months after the Closing Date, and
(v)	22.5% of the Consideration Shares on the date that is 24 months after the Closing Date, provided that none of the Consideration Shares will be released to the Shareholder unless such Consideration Shares have vested in accordance with the following schedule:
(vi)	1/3 of the Consideration Shares shall vest on December 31, 2013,

(vii)	1/3 of the Consideration Shares shall vest on December 31, 2014, and
(viii)	1/3 of the Consideration Shares shall vest on December 31, 2015;
(b)	if the Shareholder is a Founding Shareholder other than Rory Cutaia, the Shareholder acknowledges and agrees that if: (i) the Shareholder ceases to be employed by the Purchaser (or an Affiliate thereof) for any reason whatsoever, or (ii) ceases to be a director or officer of the Purchaser (or an Affiliate thereof) for any reason whatsoever, then the Consideration Shares that have not been released pursuant to this Agreement will be transferred and released to Rory Cutaia or his designated nominee. The Shareholder hereby authorizes the Escrow Agent to release and deliver any of the Consideration Shares that have not been released pursuant to this Agreement if the Escrow Agent receives a written direction from the Purchaser directing the Escrow Agent to release and deliver such Consideration Shares pursuant to this Section 33(b), with such Consideration Shares to be mailed or delivered to the address specified in such written direction;
(c)	the Shareholder shall be entitled, from time to time, to a letter or receipt from the Escrow Agent stating the number of the Consideration Shares being held for the Shareholder by the Escrow Agent but such letter or receipt shall not be assignable by the Shareholder;
(d)	the Shareholder shall not sell, deal in, assign, transfer in any manner whatsoever, or agree to sell, deal in, assign or transfer in any manner whatsoever, any of the Consideration Shares, or beneficial ownership of, or any interest in, the Consideration Shares, and the Escrow Agent shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal or beneficial ownership of, or interest in, the Consideration Shares, except as may be required by reason of the death or bankruptcy of the Shareholder, in which case the Escrow Agent shall hold the certificate or certificates representing the Consideration Shares subject to this Agreement for whatever person or persons may thus become legally entitled thereto;
(e)	if, during the period in which any of the Consideration Shares are retained in trust pursuant hereto, any dividend, other than a dividend paid in Purchaser Shares, is received by the Escrow Agent in respect of the Consideration Shares, such dividend shall be paid or transferred forthwith to the Shareholder. Any Purchaser Shares received by the Escrow Agent by way of dividend in respect of the Consideration Shares shall be dealt with as if they were Consideration Shares subject to this Section 33;
(f)	in exercising the rights, duties and obligations prescribed or confirmed herein, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances;
(g)	the Shareholder and the Purchaser agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns, from and against all loss, costs, charges, suits, demands, claims, damages and expenses (including legal fees) which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent's compliance in good faith with the terms hereof;

(h)	in case proceedings should hereafter be taken in any court respecting the Consideration Shares, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Section 33(g) against its costs of such proceedings.
(i)	the Escrow Agent will have no responsibility in respect of loss of the certificate or certificates representing the Consideration Shares except the duty to exercise such care in the safekeeping thereof as it would exercise if the Consideration Shares belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel;
(j)	in the event that the Consideration Shares are attached, garnished or levied upon under any court order, or if the delivery of the Consideration Shares is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent will obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Certificate to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated;
(k)	except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard any and all notices and warnings which may be given to it by any of the parties hereto or by any other person. It will, however, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated;
(l)	if the Escrow Agent receives any valid court order contrary to the provisions of this Certificate, the Escrow Agent may continue to hold the Consideration Shares until the lawful determination of the issue between the Shareholder, the Purchaser and/or the Escrow Agent, as applicable;
(m)	if written notice of protest is made by the Shareholder and/or the Purchaser to the Escrow Agent to any action contemplated by the Escrow Agent under this Certificate, and such notice sets out reasons for such protest, the Escrow Agent may, at its sole discretion, continue to hold the Consideration Shares until the right to the documents is legally determined by a court of competent jurisdiction or otherwise;

(n)	the Escrow Agent may resign as Escrow Agent by giving not less than five (5) days' notice thereof to the Shareholder and the Purchaser. The Shareholder and the Purchaser may terminate the Escrow Agent by giving not less than five (5) days' notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent, the Shareholder and the Purchaser may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent. In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five (5) days' notice period, deliver the Consideration Shares to the new Escrow Agent to be named by the Shareholder and the Purchaser;
(o)	notwithstanding anything to the contrary contained herein, in the event of any dispute arising between the Shareholder and/or the Purchaser, this Certificate or any matters arising in relation thereto or hereto, the Escrow Agent may, in its sole discretion, deliver and interplead the Consideration Shares into court and such delivery and interpleading will be an effective discharge to and of the Escrow Agent; and
(p)	the Purchaser will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel;
34.	the address of the Shareholder set out below is the sole address of the Shareholder as of the date of this Certificate; and
35.	the Shareholder waives all claims and actions connected with the issuance of or rights attached to the Target Shares or the Consideration Shares, including, without limitation, the benefit of any representations, warranties and covenants in favour of the Shareholder contained in any share purchase or subscription agreement(s) for such Target Shares or Consideration Shares, and any registration, liquidation, or any other rights by and between or among the Shareholder and any other Person, which may be triggered as a result of the consummation of the Transaction.
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IN WITNESS WHEREOF, the Shareholder has executed this Certificate as of the Execution Date and the Purchaser and the Escrow Agent have countersigned this Certificate to evidence their intention to be bound by the provisions of Section 33 of this Certificate.

(Signature of Shareholder or Authorized Signatory of Shareholder if not an individual)

(Name of Shareholder – if an Individual)

(Name of Authorized Signatory – if not an Individual)

(Title of Authorized Signatory – if not an Individual)

(SIN, SSN, or other Tax Identification Number of the Shareholder)

(Address of Shareholder, including city, state of residence and zip code)

(Telephone Number)                                                  (Email Address)

Register the Consideration Shares as set forth below: (Name to Appear on Share Certificate) (Address for Registration, including city, state of residence and zip code)	Deliver the Consideration Shares, upon their release from the pooling provisions set out in Section 32 of this Certificate, as set forth below: (Name) (Address) (Contact Name) (Telephone Number)
GLOBAL SYSTEM DESIGNS INC. Per: Authorized Signatory	CLARK WILSON LLP Per: Authorized Signatory

APPENDIX A
For the purposes of Section 2 of this Certificate:
"Foreign Jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;
"Financial Assets" means
(a)	cash,
(b)	securities, or
(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
"Fully Managed Account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;
"Investment Fund" means a mutual fund or a Non-Redeemable Investment Fund, and, for great certainty in British Columbia, includes an employee venture capital corporation and a venture capital corporation as such terms are defined in National Instrument 81-106 Investment Fund Continuous Disclosure;
"Jurisdiction" or "Jurisdiction of Canada" means a province or territory of Canada except when used in the term Foreign Jurisdiction;
"Non-Redeemable Investment Fund" means an issuer:
(a)            whose primary purpose is to invest money provided by its securityholders;
(b)            that does not invest
(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or
(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and
(c)            that is not a mutual fund;
"Related Liabilities" means
(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of Financial Assets, or
(b)	liabilities that are secured by Financial Assets; and
"Spouse" means, an individual who,
(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,
(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or
(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).